UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

StarTek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS — May 3, 2010

PROXY STATEMENT

StarTek, Inc.

44 Cook Street, 4th Floor

Denver, Colorado 80206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2010

To the Stockholders:

The 2010 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation, will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 3, 2010, at 8:00 a.m. local time, for the following purposes:

1.              To elect five directors to hold office for a term of one year and until their successors are elected and qualified.

2.              To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

3.              To approve an amendment to our 2008 Equity Incentive Plan to increase the maximum number of shares available for award under the plan by 800,000 shares of our common stock.

4.              To approve an amendment to our Employee Stock Purchase Plan to increase the maximum number of shares available for purchase under the plan by 100,000 shares of our common stock.

5.              To consider and act upon such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on March 4, 2010 are entitled to notice of and to vote at the meeting and any adjournment thereof.

By order of the board of directors,

A. Laurence Jones
President and Chief Executive Officer

March 18, 2010

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience.  This will ensure the presence of a quorum at the meeting.  Promptly voting your shares will save us the expense and extra work of additional solicitation.  Please vote your shares, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible.  You may also request a paper proxy card, which will include a reply envelope, to submit your vote by mail, as described in the Notice of Internet Availability of Proxy Materials.  Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

STARTEK, INC.

PROXY STATEMENT

STARTEK, INC.

44 COOK STREET, 4th FLOOR, DENVER, COLORADO 80206

(303) 262-4500

2010 ANNUAL MEETING OF STOCKHOLDERS

May 3, 2010

This Proxy Statement was first made available to stockholders on or about March 18, 2010.  It is furnished in connection with the solicitation of proxies by the board of directors of StarTek, Inc., a Delaware corporation, to be voted at the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  The Annual Meeting will be held at the offices of StarTek, Inc., 44 Cook Street, 4th Floor, Denver, CO, 80206, on May 3, 2010, at 8:00 a.m. local time.

OUTSTANDING STOCK AND VOTING RIGHTS

The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $0.01 par value.  Stockholders of record at the close of business on March 4, 2010 will be entitled to vote at the Annual Meeting on the basis of one vote for each share held.  On March 4, 2010, there were 14,883,740 shares of common stock outstanding.

Under rules of the Securities and Exchange Commission, we are furnishing proxy materials to our shareholders on the Internet, rather than mailing printed copies to our stockholders.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Proxies will be voted according to the instructions received either on the proxy card or online via the Internet or telephone.  In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting.

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting.  A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date.  We will pay the cost of solicitation of proxies.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date.  The election of the directors nominated will require a plurality (i.e., the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders.  In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted.

The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to approve ratification of our independent registered accounting firm.  The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to approve the amendment of our 2008 Equity Incentive Plan and our Employee Stock Purchase Plan.  Furthermore, the holders of a majority of the shares of our common stock outstanding must vote on the proposals to approve the amendment of our 2008 Equity Incentive Plan and our Employee Stock Purchase Plan.

Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have or exercise authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied.  Votes withheld from nominees will have no effect on their election.  For purposes of the other proposals and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a “no” vote.  Because brokers may not vote “unvoted” shares on behalf of their customers for “non-routine” matters, which include the election of directors and approval of the amendment of our 2008 Equity Incentive Plan and our Employee Stock Purchase Plan, it is critical that stockholders vote their shares.

The board of directors has selected Ed Zschau and A. Laurence Jones, and each of them, to act as proxies with full power of substitution.  Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities.  The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” etc. refers to StarTek, Inc. and our subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The table below presents information as of March 1, 2010, regarding the beneficial ownership of shares of our common stock by:

•            Each of our directors and the executive officers named in the Summary Compensation Table;

•            Each person we know to have beneficially owned more than five percent of our common stock as of that date; and

•            All of our executive officers and directors as a group.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number of Shares(1)	Percentage of Class
A. Emmet Stephenson, Jr. (2)(3)	2,914,382	19.58%
T. Rowe Price Associates (4)	1,832,848	12.31%
Dimensional Fund Advisors LP (5)	1,015,639	6.82%
BlackRock, Inc. (6)	907,180	6.10%
Heartland Advisors, Inc. (7)	894,500	6.00%
Wellington Management Company, LLP (8)	828,968	5.57%
All Directors and Executive Officers as a group (14 persons) (9)	1,005,163	6.40%
A. Laurence Jones (2)(10)	376,851	2.48%
David G. Durham (2)(11)	186,447	1.24%
Susan L. Morse (2)(12)	103,970	*
Ed Zschau (2)(13)	47,350	*
Chad A. Thorpe (2)(14)	45,341	*
Albert C. Yates (2)(15)	25,200	*
P. Kay Norton (2)(16)	25,200	*
Harvey A. Wagner (2)(17)	15,750	*
John J. Damian (2)	0	*

*  Less than one percent.

(1)              Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after March 1, 2010.  Included in this table are all shares of restricted stock (vested and unvested) as of March 1, 2010.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2)              The address of such person is c/o StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206.

(3)              Mr. Stephenson has entered into an Investor Rights Agreement with us, which is more fully described on page 28 of this definitive proxy statement.

(4)              This disclosure is based on a Schedule 13G/A filed with the Securities and Exchange Commission (SEC) by T. Rowe Price Associates, Inc. on February 12, 2010.  The address of this stockholder is 100 East Pratt Street, Baltimore, Maryland 21202.  These securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 925,000 shares, representing 6.2% of the shares outstanding), for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.  Price Associates reports sole voting power with respect to 849,348 shares and sole dispositive power with respect to 1,832,848 shares.

(5)              This disclosure is based on a Schedule 13G/A filed with the SEC by Dimensional Fund Advisors LP on February 8, 2010.  The address of this stockholder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.  For purposes of the reporting requirements of the Exchange Act, Dimensional Fund Advisors LP is deemed to be a beneficial owner of such securities; however, Dimensional Fund Advisors, LP expressly disclaims that it is, in fact, the beneficial owner of such securities.  Dimensional Fund Advisors LP reports sole voting power with respect to 985,089 shares and sole dispositive power with respect to 1,015,639 shares.

(6)              This disclosure is based on a Schedule 13G filed with the SEC by BlackRock, Inc., which acquired Barclays Global Investors on December 1, 2009, on January 29, 2010.  The address of this stockholder is 40 East 52nd Street, New York, NY 10022.  BlackRock, Inc. reports sole voting power and sole dispositive power with respect to 907,180 shares.

(7)              This disclosure is based on a Schedule 13G/A filed with the SEC by Heartland Advisors, Inc. and William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc., on February 10, 2010.  The address of this stockholder is 789 North Water Street, Milwaukee, Wisconsin 53202.  These securities are owned by various individual and institutional investors, including Heartland Value Fund, a series of the Heartland Group, Inc. (which owns 894,500 shares, representing 6.0% of the shares outstanding), for which Heartland Advisors, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Heartland Advisors, Inc. and William J. Nasgovitz are deemed to be beneficial owners of such securities; however, each of Heartland Advisors, Inc. and Mr. Nasgovitz expressly disclaim that it is, in fact, the beneficial owner of such securities.  Heartland Advisors, Inc. reports shared voting power with respect to 894,500 shares and shared dispositive power with respect to 894,500 shares.

(8)              This disclosure is based on a Schedule 13G/A filed with the SEC by Wellington Management Company, LLP on February 12, 2010.  The address of this stockholder is 75 State Street, Boston, Massachusetts 02109.  Wellington Management Company, LLP reports shared voting power with respect to 580,267 shares and shared dispositive power with respect to 828,968 shares.

(9)              Includes an aggregate of 830,641 shares of common stock underlying vested stock options.

(10)        Includes 316,099 shares of common stock underlying vested stock options.

(11)        Includes 2,325 shares owned by his spouse through an IRA and 133,111 shares of common stock underlying vested stock options.

(12)        Includes 96,759 shares of common stock underlying vested stock options.

(13)        Includes 10,000 shares owned by the Zschau Living Trust and 33,750 shares of common stock underlying vested stock options.

(14)        Includes 42,802 shares of common stock underlying vested stock options.

(15)        Includes 15,000 shares of common stock underlying vested stock options.

(16)        Includes 3,000 shares owned by her spouse and 15,000 shares of common stock underlying vested stock options.

(17)        Includes 15,750 shares of common stock underlying vested stock options.

Except as set forth in the table presented previously, we know of no other person that beneficially owns 5% or more of our outstanding common stock.

PROPOSAL 1.

ELECTION OF DIRECTORS

Our Bylaws provide that our board of directors must consist of at least one director and no more than nine.  Each director serves a one year term (or until his or her successor is elected and qualified).  At the Annual Meeting, our stockholders will elect five directors to serve until the 2011 Annual Meeting of Stockholders or until successors are duly elected and qualified.

The board of directors, upon recommendation of the Governance and Nominating Committee, has nominated existing directors Dr. Ed Zschau, Ms. P. Kay Norton, Dr. Albert C. Yates, Mr. Harvey A. Wagner and Mr. A. Laurence Jones, for re-election to serve as directors until their terms expire in 2011.  The names of the nominees, their principal occupations, the years in which they became directors and certain other biographical information is set forth below.  In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders.  We have no reason to anticipate that this will occur.

Our Governance and Nominating Committee has undertaken a search for one or more additional directors for our board of directors.  We expect that the search and evaluation process for additional directors will be completed soon after our 2010 Annual Meeting.  At such time, we expect that one or more new directors will be appointed to our board to serve terms that expire at our 2011 annual meeting of stockholders.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the board of directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee and the board of directors considered the information in the individual biographies set forth below as well as the record of service to StarTek of each director nominated for re-election.

Biographical information and qualifications regarding the board of director nominees seeking election is as follows:

Dr. Ed Zschau; age 70; Visiting Lecturer at Princeton University (a), (b), (c)

Dr. Zschau has served as one of our directors since January 1997 and was appointed Vice Chairman in December 2004. He was appointed Chairman of the board of directors in May 2006. He is a Visiting Lecturer with rank of Professor in the Department of Electrical Engineering at Princeton University and was a Professor of Management at Harvard Business School from September 1997 to August 2000.  From April 1993 to July 1995, Dr. Zschau was General Manager, IBM Corporation Storage Systems Division.  Earlier in his career, he was Founder and CEO of System Industries, Inc. which became a public company in 1980.  From 1999 to 2007, Dr. Zschau was a director of the Reader’s Digest Association, Inc., a publicly traded company at the time, and chaired its Finance Committee.

The board of directors believes that Dr. Zschau’s experience in building a technology company, leading a major division of a  large multinational corporation, and teaching in the areas of business and technology at world-class universities brings valuable insight to all significant aspects of our business and to leading our board of directors as our Chairman.  The board also considers Dr. Zschau to be a financial expert because of his experience as a public company CEO, an IBM division General Manager, and as a professor at Harvard Business School teaching courses in managerial economics and entrepreneurial finance.  With thirteen years on our board, Dr. Zschau is our longest serving director and has developed a deep knowledge of our business.  His long history with our company, combined with his leadership skills and operating experience, makes him particularly well suited to be our Chairman.

P. Kay Norton; age 58; President of the University of Northern Colorado (b), (c)

Ms. Norton was appointed as a director in September 2004. She has served as the President of the University of Northern Colorado for the past seven years, after a term as Vice President for University Affairs and General Counsel. Ms. Norton was a trustee of the University from 1995 to 1998. Previously, she was Vice President of Legal and Government Affairs and General Counsel at ConAgra Red Meats Company in Greeley, Colorado.

The board of directors believes that Ms. Norton’s many years of experience in the legal field, particularly in governance, human resources and regulatory matters, are very valuable to the company in our efforts to remain compliant with ever-changing corporate governance and legal regulations.  The board also believes her extensive leadership experience developed as President of a world-class university provides valuable leadership experience to our board.

Dr. Albert C. Yates; age 68; Business Consultant and member of Board of Directors of Guaranty Bancorp, Inc. (a), (c)

Dr. Yates was appointed as a director in September 2004. He is currently a business consultant and serves as a member of the board of directors of Guaranty Bancorp, Inc., based in Denver, Colorado, and Level 3 Communications.  Dr. Yates was President of Colorado State University for 13 years.  Dr. Yates served on the board of directors of Adolph Coors Brewing Co., a publicly traded company, from 1998 to 2005.  He also served on the board of directors of Centennial Bank of the West from 2001 to 2005, on the board of trustees of Berger Funds from 2001 to 2005 and on the board of directors of Dominion Industrial Capital Bank from 1999 to 2000.  He further served on the board of First Interstate Bank of Denver from 1990 to 1997 and was a director of the Federal Reserve Bank of Kansas City-Denver branch for six years.

The board of directors believes that Dr. Yates’ expertise and background with regard to the finance and telecommunications industries is a strong asset to our board.  Dr. Yates’ experience developed as President of a world-class university brings significant leadership capabilities and his extensive board experience in both publicly traded and privately held companies provides strong governance expertise.

Harvey A. Wagner; 69; President, CEO and Director of Caregiver Services, Inc. (a), (b), (c)

Mr. Wagner was appointed as a director in May 2008.  He is currently President and CEO of Caregiver Services, Inc., a provider of in-home care and staffing services based in Miami, Florida, a position he has held since April 2008.  He served as the Managing Principal of the H.A. Wagner Group, LLC, an investment and consulting firm from August 2007 to March 2008.   He previously served as President and Chief Executive Officer of Quovadx, Inc., a global software and services company, from October 2004 to July 2007, and as a member of its board of directors from April 2004 to July 2007. He served as its Acting President and Chief Executive Officer from May 2004 to October 2004. Prior to joining Quovadx, Mr. Wagner served as Executive Vice President and Chief Financial Officer of Mirant Corporation, an independent energy company, from January 2003 to April 2004.  Before his service at Mirant, Mr. Wagner was Executive Vice President of Finance, Secretary, Treasurer and Chief Financial Officer of Optio Software, Inc., a software provider, from February 2002 to December 2002. From May 2001 to January 2002, he performed independent consulting services for various corporations. He was Chief Financial Officer, General Manager and Chief Operating Officer for PaySys International, Inc., a provider of financial payment processing applications, from December 1999 to April 2001. He also served as Executive Vice President of Finance and Administration and Chief Financial Officer for Premiere Technologies, Inc. from April 1998 to September 1999. He is currently a director of FormFactor, Inc., Cree, Inc. and Caregiver Services, Inc (a privately held company).  Mr. Wagner also holds a Certificate of Director Education from the National Association of Corporate Directors.

The board of directors believes that Mr. Wagner’s significant experience, expertise and background with regard to financial and accounting matters and his extensive senior management and board level experience in diverse industries, particularly the high technology industry bring valuable expertise to the board.  The board also considers Mr. Wagner to be a financial expert because of his 45 years of senior financial positions, including his experience as Chief Financial Officer for six different publicly traded companies.

A. Laurence Jones; age 57; President and Chief Executive Officer, StarTek, Inc.

Mr. Jones has served on our board of directors since July 17, 2006 and as our President and Chief Executive Officer since January 5, 2007. Mr. Jones most recently served as principal of Aegis Management, LLC, which provides management consulting services. He served as President and CEO of Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries, from 2004 until May 2006, when the company was sold to a private equity firm. He served as a director of Activant for six years prior to taking the President and CEO position there. From November 2002 through July 2004, Mr. Jones was Chairman and CEO of Interelate, Inc., which provided outsourced customer relationship management services. From 1999 until 2002, Mr. Jones was President and CEO of MessageMedia, a public internet company which provides e-marketing services. He has also held management and/or director positions at Exabyte Corporation, WebClients, Neodata Services, Inc., GovPX, Inc., Automatic Data Processing, and Wang Laboratories.  Mr. Jones currently serves on the board of Comverge, Inc., a publicly traded provider of smart grid, demand management and energy efficiency solutions.

The board of directors believes that Mr. Jones’ strong and diverse business background as a board member and chief executive officer in the technology and business process outsourcing industries is valuable to his service on the board.  The board also considered his strong leadership and team building skills evidenced by his successful tenure as Chief Executive Officer of our company.

(a)          Member of the Compensation Committee of the board of directors

(b)         Member of the Audit Committee of the board of directors

(c)          Member of the Governance and Nominating Committee of the board of directors

CORPORATE GOVERNANCE

The Board of Directors

The board of directors during 2009 was comprised of Dr. Ed Zschau, Dr. Albert C. Yates, Ms. P. Kay Norton, Mr. Harvey Wagner and Mr. A. Laurence Jones, the biographies for whom are set forth above.  The board of directors held eight meetings during 2009 and took action by unanimous written consent in lieu of a meeting one time.  All directors attended all meetings of the board of directors and of the committees on which they served during 2009 that occurred while they were a director.  As a result, all members attended at least 75% of the meetings of the board of directors and committees on which they serve.  We do not require that our directors attend our annual meetings of stockholders; however all directors attended the 2009 Annual Meeting.

Our board of directors has determined that each of Dr. Zschau, Dr. Yates, Ms. Norton and Mr. Wagner are independent directors under the regulations of the New York Stock Exchange (the “NYSE”).  None of these directors or nominees has any relationship or has been party to any transactions that the board believes could impair the independent judgment of these directors or nominees in considering matters relating to us.

Leadership Structure of our Board

Dr. Zschau has served as our non-executive Chairman since May 2006.  We have maintained a leadership structure since that time with the non-executive Chairman separate from the Chief Executive Officer, although the board has no formal policy with respect to the separation of such offices.  The independent directors meet regularly without management present, and Dr. Zschau, our Chairman, presides at these meetings.

Our board of directors believes that the decision as to who should serve as Chairman and/or Chief Executive Officer and whether the offices should be combined or separated is the proper responsibility of the board. The board members have considerable experience and knowledge about the challenges and opportunities the company faces. The board, therefore, is in the best position to evaluate the company’s current and future needs and to judge how the capabilities of the company’s directors and senior management from time to time can be most effectively organized to meet those needs.  The board believes that the separate offices of the Chairman and CEO currently functions well and is the optimal leadership structure for our company. While the board may combine these offices in the future if it considers such a combination to be in the best interest of the company, it currently intends to retain this structure.

Audit Committee

Our board of directors has an Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, which assists the board of directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls.  The Audit Committee has adopted a written charter which is available on our website at www.startek.com.  The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. The members of the Audit Committee are Mr. Wagner, Dr. Zschau and Ms. Norton, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. Our board of directors has determined that Mr. Wagner, Chairman of the Audit Committee, and Dr. Zschau, Audit Committee member, each qualify as an “audit committee financial expert” under SEC rules. The Audit Committee met four times during 2009 and took action by unanimous written consent two times.

Compensation Committee

Our board of directors also has a Compensation Committee, for which the board has adopted a written Compensation Committee Charter.  A current copy of this charter is available on our website, www.startek.com.  The Compensation Committee reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our executive officers. In addition, the committee is responsible for oversight of the equity incentive plans.  The members of the Compensation Committee are Dr. Zschau, Dr. Yates, and Mr. Wagner, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards. The Compensation Committee met ten times in 2009 and took action by unanimous written consent in lieu of a meeting three times.  Dr. Yates is the Chairman of the Compensation Committee.

Governance and Nominating Committee

The Governance and Nominating Committee of our board of directors is responsible for the nomination of candidates for election to our board, including identification of suitable candidates, and also oversees our corporate governance principles and recommends the form and amount of compensation for directors to the board for approval.  The Governance and Nominating Committee also administers the annual self-evaluations of the board of directors and all committees of the board.  The Governance and Nominating Committee has adopted a written charter which is available on our website, www.startek.com.  The members of the Governance and Nominating Committee are Dr. Zschau, Dr. Yates, Ms. Norton and Mr. Wagner, each of whom is an “independent director” as defined in Section 303A.02 of the NYSE’s listing standards.  Ms. Norton is the Chairman of the Governance and Nominating Committee.  Notwithstanding the Governance and Nominating Committee, certain of our nominees to our board of directors may be named in the future by certain of our stockholders pursuant to the terms of an Investor Rights Agreement described on page 28 under “Investor Rights Agreement.” The Governance and Nominating Committee held five meetings in 2009.

Director Nominations

The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our bylaws permit any stockholder to nominate director candidates, and the committee believes that it can adequately evaluate any such nominees on a case by case basis. The committee will consider director candidates proposed in accordance with the procedures set forth on page 38 under “Stockholder Proposals,” and will evaluate stockholder-recommended candidates under the same criteria as other candidates.

Although the committee does not currently have formal minimum criteria for nominees, it considers a variety a factors such as a nominee’s independence, prior board experience, relevant business and industry experience, leadership experience, ability to attend and prepare for board and committee meetings, ethical standards and integrity, cultural fit with the company’s existing board and management, and how the candidate would add to the diversity in backgrounds and skills of the board.  The Governance and Nominating Committee takes into account diversity considerations in determining our nominees and believes that, as a group, the nominees bring a diverse range of perspectives to the board’s deliberations; however, we do not have a formal policy on board diversity. Any candidate must state in advance his or her willingness and interest in serving on our board.  In identifying prospective director candidates, the Governance and Nominating Committee seeks referrals from other members of the board, management, shareholders and other sources. The Governance and Nominating Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the board’s effectiveness.

Board’s Role in Risk Oversight

The board of directors takes an active role in risk oversight of our company both as a full board and through its committees.  The agendas for the board and committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our company’s strategies and compensation plans.  On an annual basis, management presents to the board its strategic plan for the upcoming year.  Included in the strategic plan presented to the board in 2009 was a detailed and comprehensive analysis of enterprise-wide risks facing our company.  The objectives for the risk assessment included (i) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; (ii) developing a defined list of key risks to be shared with the Audit Committee, board and senior management and (iii) determining whether there are risks that require additional or higher priority mitigation efforts.  All identified risks were prioritized based on the potential exposure to the business, measured as a function of severity of impact and likelihood of occurrence.  The board reviewed the impact and likelihood of each of the risks and selected the top five risks which require the highest priority.  For each of the high priority risks, the board tasked management with documenting and monitoring its mitigation strategies.  At each regularly scheduled quarterly Audit Committee meeting and more frequently as requested by the board or recommended by management, management presents a summary of its risk mitigation activities.  The Audit Committee will determine whether the mitigation activities are sufficient and whether our company’s overall risk management process or control procedures require modification or enhancement.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines, in accordance with applicable rules and regulations of the SEC and NYSE, to govern the responsibilities and requirements of the board of directors. A current copy of our Corporate Governance Guidelines is available on our website, www.startek.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer.  The Code of Business Conduct and Ethics is available on the investor relations page of our website at www.startek.com.  We intend to disclose on our website any amendments to or waivers of the code applicable to our directors, principal executive officer, principal financial officer, chief accounting officer, controller, treasurer and other persons performing similar functions within four business days following the date of such amendment or waiver.

Related Person Transaction Approval Policy

Our Audit Committee reviews and pre-approves transactions we may enter into with our directors, executive officers, principal stockholders (greater than 5%) or persons affiliated with our directors, executive officers or principal stockholders. Our Audit Committee has adopted formal procedures for these reviews. We have a written related person transaction approval policy which the Audit Committee is responsible for applying.  Transactions subject to this policy include any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company is or will be a participant and in which a related person has a direct or indirect interest.  A related person includes (1) all of our directors and executive officers, (2) any nominee for director, (3) any immediate family member of a director, nominee for director or executive officer and (4) any holder of more than five percent of our common stock, or an immediate family member of such holder.  The standards for approval by the Audit Committee include (i) whether the terms are fair to the Company, (ii) whether the transaction is material to the Company, (iii) the role that the related person has played in arranging the transaction, (iv) the structure of the related person transaction and (v) the interests of all related persons in the transaction.  Furthermore, our Code of Business Conduct and Ethics requires directors and executive officers to disclose any transaction with us in which they may have a direct or indirect interest.

Available Information

Copies of our key corporate governance documents, including those committee charters, described previously, are available on the investor relations page of our website at www.startek.com.  Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Director of SEC Reporting, 44 Cook Street, 4th Floor, Denver, Colorado, 80206.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of March 1, 2010:

Officer Name	Age	Position	Since

A. Laurence Jones	57	President and Chief Executive Officer	2007
David G. Durham	48	Executive Vice President, Treasurer and Chief Financial Officer	2007
Mary Beth Loesch	49	Senior Vice President of Business Development	2007
Susan L. Morse	63	Senior Vice President of Human Resources	2007
Michael N. Stefanoudakis	38	Senior Vice President, Secretary and General Counsel	2009
Chad A. Thorpe	35	Senior Vice President, Operations	2008
John J. Damian	47	Senior Vice President, Sales	2009
Bret Milne	41	Regional Vice President, Operations	2008
Faye Victora	46	Vice President, @Home Operations	2008
Lana Little	48	Vice President, Process Improvement and Support Services	2009

Mr. Jones’ biography appears under the heading “Election of Directors.”

David G. Durham; age 48; Executive Vice President, Treasurer and Chief Financial Officer

Mr. Durham has served as our Executive Vice President, Treasurer and Chief Financial Officer since September 2007. Mr. Durham most recently served as Chief Financial Officer and Treasurer for CIBER, Inc., an international information technology consulting company. Mr. Durham joined CIBER in May of 1995 when the company acquired St. Louis based Spencer & Spencer Systems, Inc., where he was Vice President and Chief Financial Officer. Mr. Durham began his career in public accounting with St. Louis based Rubin Brown.

Mary Beth Loesch; age 49; Senior Vice President of Business Development

Ms. Loesch has served as our Senior Vice President of Business Development since January 2007.  From 2004 to 2006, Ms. Loesch served as Senior Vice President of Business Development at Activant Solutions, Inc., a software company that provides vertical ERP solutions for distribution industries. From 2003 to 2004, she was Senior Vice President of Mergers and Acquisitions at Interelate, Inc., which provided outsourced customer relationship management services. Ms. Loesch served as Senior Vice President of International and Corporate Development for MessageMedia from 1999 to 2002, a public internet company which provides e-marketing services. She has also served in various executive roles at KPMG Consulting, CSG Systems and US West.

Susan L. Morse; age 63; Senior Vice President of Human Resources

Ms. Morse has served as our Senior Vice President of Human Resources since February 2007. From 2005 to 2006, Ms. Morse was Vice President of Human Resources at Carrier Access, a telecommunications equipment technology company. Ms. Morse served as Senior Vice President of Human Resources at Whitewave Foods, a subsidiary of Dean Foods, from 2002 to 2005. From 1999 to 2002, Ms. Morse was Vice President of Human Resources at MessageMedia, a public internet company which provides e-marketing services. From 1993 to 1999, she served as Division President of Human Resources at Centrobe, Inc., formerly Neodata Services, Inc. She has also held various other human resources positions at Wang Laboratories.

Michael Stefanoudakis; age 38; Senior Vice President, Secretary and General Counsel

Mr. Stefanoudakis has served as our Senior Vice President, Secretary and General Counsel since April 2009.  From 2006 to 2008, Mr. Stefanoudakis was Vice President and General Counsel at BioFuel Energy Company, a public company in the ethanol production industry.  From 2004 to 2006, Mr. Stefanoudakis served as Vice President and General Counsel of Patina Oil & Gas Corporation, a public oil and gas exploration company, until their merger with Noble Energy, Inc. Prior to his public company experience, Mr. Stefanoudakis spent eight years as a practicing attorney, most recently at the legal firm Hogan & Hartson LLP.

Chad A. Thorpe; age 35; Senior Vice President, Operations

Mr. Thorpe has served as our Senior Vice President, Operations since March 2009 and has served as our Vice President of Operations since June 2008.  Prior to his role as Vice President of Operations, Mr. Thorpe served as a Regional Vice President from May 2006 to June 2008, as a Client Services Director from August 2005 to May 2006, and as a Site Director from October 2004 to August 2005.  From 2002 to 2004, Mr. Thorpe served as Regional Call Center Manager at IAC-Ticketmaster, an internet company with a network of websites.

John J. Damian; age 47; Senior Vice President, Sales

Mr. Damian has served as our Senior Vice President, Sales since June 2009.  From 2004 to 2009, Mr. Damian was the Senior Vice President of Business Development at TeleTech Holdings, Inc., a provider of business process outsourcing services.  Previously, Mr. Damian spent eighteen years with AT&T, and held a series of executive positions in sales, product development, operations and business development.

Bret Milne; age 41; Regional Vice President, Operations

Mr. Milne has served as our Regional Vice President of Operations since 2002.  Mr. Milne has been with us for over sixteen years.  Prior to his role as Regional Vice President of Operations, Mr. Milne served as General Manager — Teleservices from 1999 to 2001.

Faye Victora; age 46; Vice President, @Home Operations

Ms. Victora has served as our Vice President, @Home Operations since April 2009.  Prior to her role as Vice President, @Home Operations, Ms. Victora served as Vice President, Support Services from December 2007 to April 2009 and Senior Director from June 2007 to December 2007.  From October 2004 to May 2007, Ms. Victora served as Vice President, Business Development at Affiliated Computer Services (ACS), a provider of business process outsourcing and information technology services.

Lana Little; age 48; Vice President, Process Improvement and Support Services

Ms. Little has served as our Vice President, Process Improvement and Support Services since April 2009.  From 2007 to 2008, Ms. Little was Vice President of @Home Operations at TeleTech Holdings, Inc., a provider of business process outsourcing services.  Previously, Ms. Little was a Director of Customer Service at MCI/World Com, a leading provider of telecommunications services, for thirteen years.

COMPENSATION DISCUSSION AND ANALYSIS

Business Strategy

We seek to create shareholder value by becoming a market leader in providing high-value services to clients primarily in the communications industry.  To be a leader in the market, our strategy is to:

•                  grow our existing client base by deepening and broadening our relationships,

•                  add new clients and continue to diversify our client base,

•                  improve the profitability of our business through operational improvements and securing higher margin business,

•                  achieve site optimization at our facilities and close facilities that are not financially viable long-term,

•                  expand our global delivery platform by growing offshore and near-shore,

•                  invest in our StarTek @Home platform to increase our presence of home agents,

•                  broaden our service offerings by providing more technology solutions,

•                  enter new verticals, including healthcare, insurance and technology to diversify our client base and

•                  make prudent acquisitions to expand our business scale and service offerings.

Objectives

Our compensation programs are intended to provide a link between the creation of shareholder value and the compensation earned by our executive officers and certain key personnel.  The objectives of our compensation programs are to:

•                  attract, motivate, and retain superior talent,

•                  ensure that compensation is commensurate with our performance and shareholder returns and

•                  ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in shareholder value.

Elements of Executive Compensation Structure

Our compensation structure is significantly performance-based, but also reflects our desire not to encourage excessive risk-taking.  The design rewards the senior executives with a blend of base salary, short-term incentives, long-term rewards and required share ownership.  We believe that this blend of components provides the Company’s leadership team with the appropriate incentives to create long-term value for stockholders while taking thoughtful and prudent risks to grow the value of our company.  The Compensation Committee and Audit Committee work closely to ensure that there is a shared risk assessment view.

Our compensation structure is simple, and consists of three tiers of compensation.

•                 The first tier consists of competitive base pay for executive officers, plus a competitive suite of retirement, health, and welfare benefits.  Our executives enjoy the same retirement, health, and welfare package provided to all of our exempt employees, plus supplemental company-paid life insurance, long-term disability and accidental death and dismemberment insurance.  This tier of remuneration is designed to be sufficiently competitive, given market and economic conditions, to attract and retain high-quality executives.  In 2008, we terminated our deferred compensation plan, with all final payouts occurring in December 2009.  The deferred compensation plan was replaced with a qualified 401(k) plan that we adopted on January 1, 2007.  The qualified 401(k) plan is available to all employees, whereas the deferred compensation plan was provided primarily to management level employees.

•                 The second tier consists of a short-term incentive bonus plan.  The incentive bonus plan is linked to individual and company performance.  Payouts under this plan occur twice yearly and vary based on individual level and performance and the extent to which the company meets its stated goals, as described further below.

•                 The third tier consists of long-term incentives designed to reward certain key personnel, primarily middle and senior management, for the achievement of sustainable growth in shareholder value.  These long-term incentives are typically in the form of stock options and restricted stock awards granted under the StarTek, Inc. 2008 Equity Incentive Plan.

Purpose of the Current Incentive Plan Structure

The purpose of the short-term incentive plan structure is to ensure that executives stay focused on improving operating efficiencies, despite short-term challenges such as significant growth efforts.  We recognize that growth in revenue without increased operating efficiencies and income from operations is counter-productive.  The short-term incentive plan is designed to keep executives focused on this reality and on improving our performance.  The short-term incentive plan also allows for individual strategic goals, which, for the past three years, have been shared goals for the executive team.  This allows us to place a focus on specific strategic actions which may not have returns in the short-term and to align the entire executive team on the business necessity of preparing for the future.

Long-term incentives provided to our executives consist of equity grants in the form of stock options or restricted stock grants with multi-year vesting periods, which are designed to retain key personnel and keep executives focused on increasing long-term shareholder value through sustainable improvements in our business, as reflected in our stock price.  Pressure, real or perceived, to achieve short-term earnings goals could create a temptation to slow longer-term growth.  However, the combination of growth and sustained improvement in profitability is necessary for sustained improvement in our stock value.  Accordingly, the long-term incentives keep executives focused on both our short and long-term success and, if profitability and stock appreciation are sustained, the long-term incentives could potentially be the largest source of compensation for each executive officer in the long run.

How We Determine to Pay What We Pay

Our cash compensation policy is based both on market competitive norms and performance.  On a bi-annual basis we determine market norms by referencing executive officer salaries and bonuses at peer companies.  These norms were last established in 2009 and were based on a twelve company peer group of business processing outsourcing companies (see “Benchmarking of Compensation” below), and third party compensation surveys.  The data will be updated and reviewed again in 2011.  Base pay for executive officers is currently at or slightly below the 50th percentile of the peer group.  However, our maximum bonus opportunity can be significantly above the midpoint of the market range depending on company and individual performance.  The level at which company performance determines a certain executive’s bonus payout is different depending on the level of the executive; generally, 80% of the bonus criteria for the executive officers are tied closely to company performance, while the bonuses of other management personnel are based partially on company or site performance and partially on individual performance during the year.

Our Compensation Committee takes several factors into account in determining the level of long-term incentive opportunity to grant to executive officers.  In 2008 and 2009, the Compensation Committee primarily took the following factors into account:

•                  each executive officer’s performance,

•                  equity compensation grants made in the past,

•                  recent changes in stock value,

•                  value realized by executives from past grants,

•                  the financial statement impact of equity compensation grants,

•                  the level of grant required to keep executives focused and motivated in the coming year, and

•                  competitive practices among our peer group with regard to long-term incentives in that particular year.

Our approach to allocating between long-term and short-term compensation is based on the following key assumptions:

•                 Currently, the majority of an employee’s cash compensation comes in the form of a base salary, which is at or slightly below the median peer group level.  The cash from these base salaries can be enhanced by the payment of a bonus that is at or above market norms.  This level of payment will only come, however, if we achieve above target performance in revenue and profitability or earnings per share.  Therefore, by linking Company performance to all or some of the payment of an annual bonus, particularly for executives, we can provide a strong incentive for our executives to improve key business drivers and thus, revenue and profitability.

•                 We expect that in the long run, the bulk of executive officer compensation will come from stock price appreciation and other long-term incentives.  Executives are allocated sufficient equity upside to ensure that they will be rewarded for sustained increases in stock value.  We believe that we can drive increases in stock value through sustainable growth and improvement in profitability as well as by maintaining credibility in the marketplace.  Through these means, we hope to motivate our executives to create the kind of sustained increase in share value that will reward shareholders and executives alike.

In 2008, the Compensation Committee granted restricted stock to certain executive officers and members of management in recognition of extraordinary efforts made in 2007 to improve our operating performance.  In 2009, the Compensation Committee approved annual grants of stock options to executive officers and qualified members of management. The amounts of these grants ranged from the competitive median to the 75th percentile of the guidelines established by the Compensation Committee based upon comparisons to equity grants made by peer companies in our benchmarking study.  The stock options were granted within this range based upon assessments of individual performance.  These grants were made with four year service vesting periods in recognition of the need to retain high quality talent.  These grants were also made to recognize the efforts of individuals in achieving operational goals in support of our strategic objectives, such as the expansion of our delivery platform to broaden our service offerings during 2009.

Benchmarking of Compensation and Determination of Pay

In 2009, our Compensation Committee engaged Frederic W. Cook & Co., Inc., an independent compensation consulting firm to perform a review of our executive compensation program focusing on the program’s effectiveness in supporting our business strategy; its relative reasonableness compared to competitive practice for companies in related businesses of similar size and market value; and the changing business and regulatory environment, including new executive compensation disclosure rules effective for fiscal year 2009, institutional investor initiatives, corporate governance considerations, etc.  The review included salaries, annual performance bonuses, long-term incentives and other program features.  The consultant reported directly to the Compensation Committee and provided no separate services to the company.

In 2009 we conducted our bi-annual update of the benchmarking.  This benchmarking looked at publicly traded business process outsourcing companies that have annual revenue in the range of $200 million to $500 million.  We included the following companies in our benchmark analysis: APAC Customer Services, CDI, COMFORCE, Computer Task Group, ExlService Holdings, ICT Group, iGate, Lionbridge Technologies, PFSweb, Rainmaker Systems, Sykes Enterprises, and Virtusa.  This is the same peer group that we used in our 2007 benchmarking, with exception of Intelligroup (delisted), First Consulting (acquired) and PeopleSupport (acquired).  The firm of Frederick W. Cook & Co., Inc. was retained to conduct the benchmarking in 2009.  The Compensation Committee requested that they review StarTek’s executive compensation program focusing on its relative reasonableness compared to competitive practice for the companies in related businesses of similar size and market value listed above.  We looked at the compensation paid to the executive officers of these companies to assess where we stand relative to market.  We observed that our base pay was at or slightly below the midpoint of base pay for executive officers of these companies.  We also observed that our annual incentive opportunity was around the 50th percentile of the executive officers working for companies in this group.  Finally, we examined the long-term incentive opportunity for our executive officers in the form of stock options granted in 2009.  Compared to the grants made for executive officers in the above referenced companies, our equity awards have been aggressive and have ensured that our executives will share appropriately in any future value creation.

We utilized both our experience in recruiting executives and the 50th percentile of the benchmark data to set our ranges for our executive base pay for 2009 and 2010.  We have made no changes from the salary ranges set in 2007.  We decided not to give executive officers any pay increases in 2009.  The executive officers were near the 50th percentile of pay during the 2007 benchmarking study and we did not observe any significant changes in our industry that would warrant increases or decreases to the pay range.  In addition, in light of the uncertain global economic conditions, we determined that it was most critical to use our cash in operations.  Since we view the benchmark companies as competitors for talent, we believe it is useful to continue to examine their pay practices from time to time.  Once we establish our base pay ranges, performance and experience in the role, as determined by our Compensation Committee, differentiate the base pay that executives earn.

Long Term Compensation — Form of Award

The Compensation Committee has awarded stock options and restricted stock awards under the StarTek, Inc. 2008 Equity Incentive Plan.  Thus far, other equity-based incentives have not been considered but they may be considered in the future.  Options and restricted stock awards bear a relationship to the achievement of our long-term goals in that both increase in value as our stock increases in value.  A significant portion of management’s compensation package is equity-based; as such, management bears significant exposure to downside equity risk as the income they derive from these stock-based awards is contingent upon our stock’s appreciation in the marketplace.  Stock options generally vest over a four- year service period and restricted stock generally vests over a three-year service period.  The Compensation Committee has carefully evaluated the cost of the grants of stock options and restricted stock awards to its executive officers.  It will continue to evaluate the cost of stock options and restricted stock awards and other forms of equity compensation vehicles against the benefit those vehicles are likely to yield in employee retention and in building sustainable share value.

Equity Grants and Market Timing

We have not granted equity awards in coordination with the release of material, non-public information, and our equity award grant practices are separate from discussions regarding the release of such information.  The Compensation Committee makes the decision to grant stock options or restricted stock awards when new hires occur and on an annual basis and when the Compensation Committee determines that additional equity grants are necessary to retain key talent.  The Compensation Committee has approved guideline ranges for new hire and annual grants by level of position to ensure our ability to attract and retain key employees.  Grants are made on the date the Compensation Committee approves the grants and are not matched to other specific Company events except, in the case of a new hire not yet started, the actual start date becomes the grant date.

Except as stated below, we have no program, plan, or practice of awarding options and setting the exercise price based on any price other than the fair market value of our stock on the grant date.  The StarTek, Inc. 2008 Equity Incentive Plan, defines “fair market value” as the closing price of one share of our common stock on the trading day on which such fair market value is determined (i.e., the grant date).

Compensation Committee Discretion

The Compensation Committee retains the authority to review executive officer base compensation and approve increases based on general performance and market norms.  The Compensation Committee also retains the authority to make long-term incentive grants (historically, stock options and more recently, restricted stock) based on several factors described in this Compensation Discussion and Analysis.  The Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants without predetermined performance goals.

Executive Incentive Bonus Plan

The Compensation Committee approves the executive incentive bonus plan based on related corporate financial targets set annually by the board of directors.  The plan can be changed, suspended or eliminated, in whole or in part, at any time, with or without notice to participants in the incentive bonus plan.

Payments made under the annual executive incentive bonus plan are subject to both individual and Company-wide objectives.  The extent to which individual objectives weigh on an individual’s bonus payment is different depending on the level of the individual in the organization.  Specifically, lower level executives’ bonus payouts are weighted more heavily towards individual and business unit goals and higher ranking executives’ bonuses are weighted more heavily towards Company-wide financial metrics.

For 2009, the overall bonus targets for the executive officers ranged from 30% to 100% of each executive officer’s base salary, as follows:  the Chief Executive Officer — 100%; the Chief Financial Officer — 60%; the Senior Vice Presidents — 40%; Senior Vice President, Sales — 33%; and Vice Presidents — each 30%.  Half of the overall bonus potential was tied to performance objectives for the first half of 2009 and half of the bonus potential was tied to performance objectives for the second half of 2009.  The actual amount of the bonus potential payable to executive officers for each half of 2009 was based on two types of performance objectives: corporate financial targets and individual goals.  For the executive officers corporate financial targets accounted for 80% of the bonus potential for each six-month measuring period, and individual goals accounted for 20% of the bonus potential for each six-month measuring period.  Corporate financial targets were further divided into a revenue target (30% of bonus potential) and an earnings per share (“EPS”) target (50% of the bonus potential), for each six-month measuring period.

We established a revenue target of approximately $139 million for the first half of 2009 and approximately $156 million for the second half of 2009.  EPS targets and the potential payout for various levels of achievement of each of the corporate financial targets were as follows:

Revenue				Earnings per Share
1st Half of 2009		2nd Half of 2009		1st Half of 2009		2nd Half of 2009
Percentage achievement of target:	Payout equals:	Percentage achievement of target:	Payout equals:	Achievement of:	Payout equals:	Achievement of:	Payout equals:
< 95%	0%	< 90%	0%	<$0.03	0%	<$0.21	0%
95%-105%	50%-150%	90%-110%	50%-150%	$0.03 - $0.13	50%-150%	$0.21 - $0.41	50%-150%
> 105%	150%	> 110%	150%	> $0.13	150%	> $0.41	150%

The individual portion of the bonus potential in 2009 was based on each executive officer’s attainment of individual goals.   These goals were specific to the executive’s role and included such milestones as bookings goals or off-shore launch initiatives.  The senior executive team adopted team “individual goals”.  The extent to which individual bonuses are paid depends on whether the executive officers as a team achieve the attainment of certain goals.  During 2009, these goals included strategic objectives related to deepening and broadening our customer relationships, adding new clients and continuing to diversify our client base, improving the profitability of our business through operational improvements, and expanding on our delivery platform to broaden our service offerings.

Of the goals for the first half of 2009, the executive team achieved 104% of its revenue goal, resulting in a payout equal to 134% of the target revenue payout, exceeded its EPS goal for a payout equal to 150% of the target EPS payout, and met all of the eleven individual team goals, for an average payout of 138% of each executive’s bonus target for the first six months of 2009.  Of the goals for the last half of 2009, the executive team achieved 93% of its revenue goal, resulting in a payout equal to approximately 66% of the target revenue payout, entirely missed its EPS goal and met all or part of eight of the nine individual team goals for an average payout of 28 % of each executive’s bonus target for the last six months of 2009.

As discussed above, we benchmarked the compensation of our named executive officers with that of our competitors for each element of compensation, including base pay, target bonus awards and equity awards.  The pay of our Chief Executive Officer, Chief Financial Officer and all other named executive officers was set at approximately the median rate of our peer group.  In 2009, the base pay to our Chief Executive Officer was slightly below the 50th percentile, the target bonus award was slightly above the 50th percentile and the equity compensation was slightly above the 50th percentile.  The Compensation Committee made the determination that it would weight the elements of the Chief Executive Officer’s compensation toward incentive-based and equity-based compensation to align his personal interests with those of our stockholders.  The compensation awarded to our Chief Financial Officer and other named executive officers also closely approximately the median range of the industry peer group.

The executive incentive bonus plan in 2010 is substantially similar in structure to the 2009 plan described above but based on different financial targets and individual goals.  For executive officers, corporate financial targets account for 80% of the bonus potential and individual goals account for 20%.  In 2010, the corporate financial targets will be divided into a revenue target (40% of bonus potential) and an EPS target (40% of the bonus potential).  Individual goals will be measured semi-annually and bonus for achievement of such goals will also be paid semi-annually.  Performance against financial targets will be measured both semi-annually and annually.  A portion of the bonus amount will be paid semi-annually and the remainder will be paid based on target achievement for the annual measurement period.

Policy Regarding Adjustment of Awards if Relevant Performance Measures Are Restated or Adjusted

Our board may request disgorgement from an executive officer should a restatement occur that would have materially affected the amount of a previously paid award.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

When the compensation of a high performing executive is significantly lower in comparison to what is being paid for similar responsibilities in comparable companies and/or to peers within the Company, the Compensation Committee may consider making a material increase in that executive’s compensation to bring it into line with the marketplace and/or to peers within the Company.  The principal factors that would be considered in decisions to decrease compensation materially would be a clear, sustained market trend and financial problems experienced by us.  Mr. Jones’ employment agreement specifies that his base salary may only be reduced if such reduction is part of a general pro-rata reduction in the base salaries of all executives implemented as a result of financial problems experienced by us, but it must be returned to its unreduced level upon cessation of such financial problems.

Impact of Previously Earned Compensation on Other Compensation

We maintain no supplemental pension plans or other programs where gains from prior compensation could influence amounts earned currently.

Severance Arrangements

We have entered into key employee agreements with the Chief Executive Officer and each of the other named executive officers, the terms of which are described below under “Employment Agreements.” The Compensation Committee believes that it is in the best interests of our company and our shareholders to design compensation programs that assist us in attracting and retaining qualified executive officers, assure that we will have the continued dedication of our executive officers in the event of a pending, threatened or actual change of control, provide certainty about the consequences of terminating certain executive officers’ employment, protect us by obtaining non-compete covenants from certain executive officers that survive a termination of employment not involving a change of control and to obtain a release of any claims from those former executive officers.  Accordingly, the agreements generally provide for certain benefits if the executive officer’s employment or executive officer’s service is terminated involuntarily by us without cause, or in the case of the Chief Executive Officer (and our Chief Financial Officer), if he resigns for good reason.  The current form of key employee agreement was approved by the Compensation Committee in July 2007, and amended in February 2008, after the Compensation Committee reviewed the key employee agreements previously in effect and current market practices related to severance arrangements and benefit levels related thereto.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

We take into account the impact of accounting and tax treatment on each particular form of compensation.   Our incentive payments are generally designed so that they are deductible under Section 162(m) of the Internal Revenue Code (the “Code”).  Certain restricted stock grants awarded in 2008 and 2009 may not be deductible in future years, but we do not believe such amounts will be material.  Where possible, we seek to administer our programs in such a manner that they do not constitute deferred compensation under Code Section 409A.  We have no established policy related to tax gross ups in the event of a change of control or when excise taxes are due pursuant to Section 280G and related sections of the Code.  We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we will always take the accounting treatment into account.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities

In 2008, we instituted stock ownership guidelines for outside directors and executives.  These guidelines are in addition to the ownership guidelines outlined in the employment agreements for A. Laurence Jones and David G. Durham.  These guidelines extend over a five year period so that by the fifth anniversary of becoming an executive officer or director or May 5, 2013, whichever is later, the Chief Executive Officer should own shares of our common stock having a value equal to two times his annual base salary, each other executive officer should own shares of our common stock having a value equal to the annual base salary of such executive officer and each director should own shares of our common stock having a value equal to three times the annual cash retainer received by such director.  Restricted stock would be considered to be owned, but shares underlying unexercised options would not.  Currently all directors and executives are in compliance.  We have no policies regarding hedging economic risk and ownership.  Under Mr. Jones’ employment agreement, Mr. Jones may be terminated for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of our common stock or shares of our common stock having a market value of at least $300,000.  The Compensation Committee determined that Mr. Jones had substantially complied with this requirement by January 5, 2009 and all times since then.  Mr. Jones was fully compliant on September 30, 2009.  Under Mr. Durham’s employment agreement, Mr. Durham may be terminated for cause if he fails to own, on or after March 10, 2008, at least 5,000 shares of our common stock.  Mr. Durham was in compliance with this requirement as of March 10, 2008.

The Role of Executive Officers in Determining Compensation

In 2009, our Chief Executive Officer provided the Compensation Committee with performance evaluations of each executive officer’s 2008 performance based upon pre-established performance objectives and compliance with our principles, which are 1)

listen before dispensing wisdom, 2) demand and maintain integrity, 3) stay optimistic, 4) be objective and seek fact-based information before making decisions, 5) insist on accountability from yourself and others for responsibilities and commitments, 6) achieve success through teamwork, 7) earn respect and be respectful of others and 8) practice of these principles.  The executive team proposed that no merit increases be granted in 2009 to executives given the current economic climate.  The Compensation Committee has established an annual process for CEO evaluation.  In 2010 the Chief Executive Officer provided a self-assessment of his 2009 performance to the Committee; the Committee made its own evaluation and communicated such evaluation to the CEO.   The Chief Executive Officer proposed 2010 short-term incentive plan targets and objectives with regard to our business targets and strategic objectives. The annual performance review process for the executive officers will be conducted effective July 1, 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on the review and discussions referred to above, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the Company’s 2010 Notice of Annual Meeting and Proxy Statement.

By the Compensation Committee:
Dr. Albert C. Yates, Chairman
Mr. Harvey A. Wagner
Dr. Ed Zschau

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation earned in fiscal years 2007, 2008 and 2009 by (i) the individuals who served as Chief Executive Officer and Chief Financial Officer in 2009 and (ii) the next three executive officers who, other than the Chief Executive and Chief Financial Officers, received the highest compensation among all executive officers in 2009 (collectively referred to as the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (a)	Option Awards ($) (a)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (f)(g)		Total ($)
A. Laurence Jones	2009	463,513	76,108		—	194,350	312,850	36,822	(c)	1,083,643
President, CEO and Director	2008	463,500	50,325		90,100	172,225	106,919	28,023	(c)	911,092
	2007	443,365	225,000	(b)	394,200	1,757,478	—	21,311	(c)	2,841,354

David G. Durham	2009	325,009	32,020		—	97,175	131,620	10,914		596,738
Executive VP, CFO and Treasurer	2008	323,750	21,082		—	86,113	44,854	746		476,545
	2007	99,485	128,000	(d)	100,400	640,353	—	184		968,422

Chad A. Thorpe	2009	206,086	13,575		—	116,610	47,581	108,650	(e)	492,502
Senior VP, Operations	2008	174,370	23,936		18,020	44,779	24,189	6,315		291,609
	2007	155,250	10,283		—	58,425	—	5,869		229,827

John Damian	2009	129,485	3,653		—	272,447	7,427	315		413,327
Senior VP, Sales

Susan L. Morse	2009	232,506	13,829		—	58,305	64,214	9,010		377,864
Senior VP, Human Resources	2008	229,375	9,905		27,030	86,113	21,185	10,858		384,466
	2007	199,269	9,505		—	414,594	—	2,826		626,194

(a)                                 The amounts shown in these columns reflect aggregate grant date fair value of stock awards and options granted to each named executive officer during 2009, 2008 and 2007, respectively. This does not reflect amounts paid to or realized by the named executive officers.  See Note 11 to our consolidated financial statements for the year ended December 31, 2009 for information on the assumptions used in accounting for equity awards.

(b)                                 Mr. Jones received a bonus of $225,000 in 2007, which was guaranteed in his employment agreement as the minimum bonus he would receive under the 2007 Incentive Bonus Plan.

(c)                                 Included in “All Other Compensation” is an allowance to Mr. Jones for car expenses of $14,400, $14,400 and $13,200 in 2009, 2008 and 2007, respectively and an allowance to Mr. Jones for health insurance expenses of $5,837, $7,162 and $6,485, in 2009, 2008 and 2007, respectively.

(d)                                 In 2007, Mr. Durham received a $64,000 signing bonus as an inducement to join the company and another $64,000 was guaranteed by his employment contract as the minimum bonus he would receive under the 2007 Incentive Bonus Plan.

(e)                                 Included in “All Other Compensation” is reimbursement of relocation expenses for Mr. Thorpe to relocate to Denver, Colorado of $108,650.  These costs include moving expenses, fees for buying and selling a home and for loss incurred on the sale of his home.  Of the total fees, $20,432 was paid to a third party and $88,218 to Mr. Thorpe.

(f)                                   Included in “All Other Compensation” was employer contributions related to our 401(k) Plan.  In 2009, these contributions were $17,440, $10,269 and $5,672 for Mr. Jones, Mr. Durham and Ms. Morse, respectively.  Due to an administrative error, the 401(k) elective deferral and the matching contribution in 2009 for the account of Mr. Jones were not made.  The error was discovered in February 2010 and we took steps to rectify the error.  In accordance with IRS corrective procedures, we contributed $17,440 into Mr. Jones’ 401(k) account in March 2010.

(g)                                Our executive officers are covered under a group term life and disability insurance policy for which we pay a portion of the premium.  The taxable benefit related to this plan received by our named executive officers in 2009 was as follows:  $1,849 for Mr. Jones, $645 for Mr. Durham, $315 for Mr. Damian, $344 for Mr. Thorpe and $2,838 for Ms. Morse.

GRANTS OF PLAN-BASED AWARDS IN 2009

The following table includes plan-based awards made to named executive officers in 2009.  During 2009, we granted short-term incentive plan awards and stock option awards.

	Grant	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards (a)			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Aggregate Grant Date Fair Value of Stock and Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Options (#)	($/Share)	Awards ($)
A. Laurence Jones	2/23/2009	185,405	370,810	556,216	100,000	4.05	194,350

David G. Durham	2/23/2009	78,002	156,004	234,006	50,000	4.05	97,175

Chad A. Thorpe	2/23/2009	32,974	65,948	98,921	60,000	4.05	116,610

John J. Damian	6/3/2009	20,718	41,435	62,153	75,000	6.66	272,447

Susan L. Morse	2/23/2009	37,201	74,402	111,603	30,000	4.05	58,305

(a)                                 Non-equity incentive plan refers to the portion of our executive incentive bonus plan that is based on Company-wide financial goals.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR END

The following table identifies the exercisable and unexercisable option awards and unvested stock awards for each of the named executive officers as of December 31, 2009.  All stock options were granted ten years prior to the expiration date listed in the table.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
A. Laurence Jones	—	100,000	4.05	2/23/2019	—	—	(a)
	19,787	30,213	9.01	5/5/2018	—	—	(a)
	233,317	166,683	9.60	1/24/2017	—	—	(e)
	3,000	—	12.45	7/17/2016	—	—	(b)
					26,667	199,469	(d)

David G. Durham	—	50,000	4.05	2/23/2019	—	—	(a)
	9,891	15,109	9.01	5/5/2018	—	—	(a)
	92,805	72,195	10.04	9/10/2017	—	—	(a)
					3,334	24,938	(d)

Chad A. Thorpe	—	60,000	4.05	2/23/2019	—	—	(a)
	5,141	7,859	9.01	5/5/2018	—	—	(a)
	9,679	5,321	9.71	5/11/2017	—	—	(a)
	6,558	942	13.58	6/12/2016	—	—	(f)
	960	240	16.52	7/29/2015	—	—	(f)
					1,334	9,978	(d)

John J. Damian	—	75,000	6.66	6/3/2019	—	—	(a)

Susan L. Morse	—	30,000	4.05	2/23/2019	—	—	(a)
	9,891	15,109	9.01	5/5/2018			(a)
	32,286	17,714	9.71	5/11/2017	—	—	(a)
	35,412	14,588	10.85	2/16/2017	—	—	(a)
					2,000	14,960	(d)

(a)                   Options vest as to 25% of the option shares on the first anniversary of the date of grant and 2.0833% of the shares each month thereafter for 36 months.

(b)                   On January 5, 2007, Mr. Jones was appointed as our President and Chief Executive Officer. Mr. Jones has served on our board of directors since July 17, 2006. Upon election to the board of directors, Mr. Jones received the option to acquire 3,000 shares of common stock under the Directors’ Option Plan which vested immediately upon grant.

(c)                   Upon his appointment as our President and Chief Executive Officer, Mr. Jones was granted 30,000 shares of restricted stock which vest as follows: 10,000 shares on January 5, 2008 and 20,000 shares on January 5, 2011. The second tranche of 20,000 shares may vest on an accelerated schedule of 10,000 upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2008 fiscal year and 10,000 shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of specified criteria for the 2009 fiscal year. The Committee determined that Mr. Jones did not achieve the performance criteria for the 2008 fiscal year, but did achieve the performance criteria for the 2009 fiscal year.  As such, 10,000 shares vested in February 2010, and as of December 31, 2009, no shares of the second tranche were vested. In addition, Mr. Jones was granted 10,000 restricted shares on May 5, 2008, of which 6,667 remained unvested as of December 31, 2009 and vest according to the schedule in footnote (d).

(d)                   Restricted stock awards vest as to one third of the shares on the first anniversary of the date of grant and one third of the shares on each anniversary thereafter for two years.

(e)                   Options vest as to 20% of the shares on January 5, 2008, and as to 1.667% of the shares on the 5th day of each month thereafter for 48 months.

(f)                     Options vest as to 20% of the shares on the first anniversary of the date of grant and 20% of the shares each year thereafter for four years.

2009 OPTION EXERCISES AND STOCK VESTED

During 2009, none of our named executive officers exercised stock options.  During 2009, certain executive officers vested in restricted stock awards as described below.

Name	Number of Shares Acquired Upon Vesting	Aggregate Dollar Value Realized on Vesting
A. Laurence Jones	3,333	$15,665

David G. Durham	3,333	$27,731

Chad A. Thorpe	666	$3,130

Susan L. Morse	1,000	$4,700

(a)                   In February 2010, the Compensation Committee determined that Mr. Jones achieved at least 80% performance of the certain performance criteria in 2009 and, pursuant to the requirements of the restricted stock agreement, thereby accelerated the vesting on 10,000 shares of restricted stock held by Mr. Jones.  See footnote (c) to the “Outstanding Equity Awards at 2009 Fiscal Year End” table above for further information.

NONQUALIFIED DEFERRED COMPENSATION IN 2009

Effective October 31, 2008, we terminated our deferred compensation plan.  It was replaced with a safe harbor 401(k) plan that we adopted on January 1, 2007.  All funds in the deferred compensation plan were distributed to participants with interest by December 2009.  None of our named executive officers participated in the deferred compensation plan.

EMPLOYMENT AGREEMENTS

A. Laurence Jones

On January 5, 2007, we entered into an Employment Agreement with Mr. Jones in connection with the appointment of Mr. Jones as our President and Chief Executive Officer. The Employment Agreement provides for an initial annual base salary of $450,000, subject to review at least once per year by the Compensation Committee, which may adjust the annual base salary based on performance and a comparison to market conditions. Mr. Jones’ base salary can only be reduced in connection with a general, pro-rata reduction in base salaries of all executive officers as a result of financial problems experienced by us and his salary must be returned to the unreduced level upon conclusion of any such financial problems. Mr. Jones will be eligible to participate in our annual Incentive Bonus Plan with a bonus potential of 100% of his then current annual base salary at 100% target attainment.

The Employment Agreement also provides for the grant of an option to purchase 400,000 shares of our common stock and the grant of 30,000 shares of restricted stock. The options were granted on January 24, 2007, with an exercise price of $9.60 (equal to the closing price of our common stock on that date). The option vested as to 20% of the shares on January 5, 2008, and vests as to 1.667% of the option shares on the 5th day of each month thereafter for 48 months. The option expires ten years after the date of grant; however, if Mr. Jones’ employment with us terminates earlier, all unvested options will be forfeited and he will have (a) three months to exercise any vested options in the event of termination of his employment by us for cause, (b) eighteen months to exercise any vested options in the event of termination of his employment by us without cause or termination by Mr. Jones for good reason and (c) six months to exercise any vested options in the event of any other termination of his employment. The restrictions on the shares of restricted stock lapsed as to 10,000 shares on January 5, 2008, and lapse as to 20,000 shares on January 5, 2011, provided that the restrictions on the 20,000 share tranche may lapse earlier as to 10,000 of such shares upon certification by the Compensation Committee that Mr. Jones achieved at least 80% performance of the specified performance criteria for the 2009 fiscal year.  The Compensation Committee determined in February 2010 that Mr. Jones achieved at least 80% performance of the specified performance criteria for the 2009 fiscal year and accelerated the vesting on 10,000 shares of restricted stock held by Mr. Jones.

Pursuant to the Employment Agreement, Mr. Jones receives a car allowance of $1,200 per month. Mr. Jones’ employment with us can be terminated at any time for any reason by us or Mr. Jones. However, if Mr. Jones’ employment is terminated without cause, or if Mr. Jones resigns with good reason, he will be entitled to receive the equivalent of twenty-four (24) months of his then current annual base salary, a lump sum amount equal to 200% of his then current annual base salary, plus an annual bonus for the year during which termination occurs, pro-rated for time and performance, and he will receive continued health care benefits for 24 months after the termination of his employment. We are only required to make such payments if Mr. Jones is in material compliance with the Employment Agreement, he resigns from all positions with us, he completes any transition duties and he signs a release of claims in favor of us. “Cause” and “good reason” are defined in the Employment Agreement.  Among other things, we can terminate Mr. Jones for cause if he fails to own, on or after January 5, 2009, at least 30,000 shares of our common stock or shares of our common stock having a market value of at least $300,000.   The Compensation Committee determined that Mr. Jones had substantially complied with this requirement by January 5, 2009 and he was fully compliant by September 30, 2009.

The Employment Agreement also provides for non-disclosure by Mr. Jones of our confidential or proprietary information, and includes covenants by Mr. Jones not to compete with us or hire or solicit our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 24 months following the termination of his employment. Mr. Jones also assigned to us any rights he may have to intellectual property conceived in the scope of his employment.

David G. Durham

On August 22, 2007, we entered into an Employment Agreement with Mr. Durham in connection with the appointment of Mr. Durham as our Executive Vice President, Chief Financial Officer, and Treasurer. The agreement provides for an initial annual salary of $320,000, subject to review at least once per year by the Compensation Committee.  Mr. Durham is eligible to participate in our annual incentive bonus plan with a bonus potential of 60% of his then current annual base salary at 100% target attainment.  The Employment Agreement specifies that, for 2007 Mr. Durham’s bonus would be based on Company revenue and earnings per share goals for fiscal year 2007, prorated based on the three full months of service he rendered to us during 2007, and was guaranteed to be at least $64,000.  Mr. Durham received a bonus for 2007 of the guaranteed minimum amount of $64,000.

The Employment Agreement also provides for the grant of an option to purchase 165,000 shares of our common stock, and the grant of 10,000 shares of restricted stock, each on the date that Mr. Durham commenced employment with us.  The exercise price for the option equals the closing price of our common stock on such date of grant. The option will vest as to 25% of the shares after one year with ratable monthly vesting thereafter, subject to accelerated vesting upon a change of control. The option was granted pursuant to the terms of the StarTek, Inc. Stock Option Plan, as amended, which was filed as an exhibit to Schedule 14A filed with the SEC on March 27, 2007.

The restrictions on the shares of restricted stock lapsed as to 3,333 shares on September 10, 2008, and 3,333 shares on September 10, 2009 and lapse as to 3,334 shares on September 10, 2010.

Mr. Durham’s employment with us can be terminated at any time for any reason by us or Mr. Durham. However, if Mr. Durham’s employment is terminated without cause, or if Mr. Durham resigns with good reason, he will be entitled to receive the equivalent of twelve (12) months of his then current annual base salary, a lump sum amount equal to 60% of his then current annual base salary, an annual bonus for the year during which termination occurs, pro-rated for time and performance, and, if Mr. Durham timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months following the termination of his employment, we will reimburse Mr. Durham for a portion of the cost of his COBRA premiums that is equal to our monthly contribution toward his health benefit premiums as of the date of termination. “Cause” and “good reason” are defined in the Employment Agreement.

The agreement also provides for non-disclosure by Mr. Durham of our confidential or proprietary information, and includes covenants by Mr. Durham not to compete with us or hire or solicit our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 12 months following the termination of his employment.  Mr. Durham also assigned to us any rights he may have to intellectual property conceived in the scope of his employment.

Executive Officer Employment Contracts

During 2008, the Compensation Committee approved amendments to the employment contracts with the executive officers, other than the Chief Executive Officer and the Chief Financial Officer, using a form of amendment approved by the Compensation Committee. This form of amendment was used for Mr. Durham’s Employment Agreement, as described in more detail above.

The principal terms and conditions of the contracts, as amended, include: (a) that employment is at-will, (b) full-time service is to be rendered exclusively to us, (c) customary employee benefits, expense reimbursement, and paid time off, (d) obligation to comply with our policies and procedures, (e) payment of base salary, bonus, and (if applicable) other incentive compensation,

(f) that stock options, if granted, shall be subject to terms of our stock option plan and any notice or agreements approved by our board of directors, (g) execution of our Proprietary Information and Inventions Agreement whereby our information must be kept confidential and certain intellectual property rights conveyed to us, (h) during and for a period of time following employment a duty not to compete with us nor to solicit our employees, (i) termination provisions, including Company-paid severance in the event employment is terminated by us without “Cause” as that term is defined in the contract, (j) only in the case of an executive vice president, such as the Chief Operating Officer or Chief Financial Officer, Company-paid severance also in the event employment is terminated by the executive for “Good Reason” as that term is defined in the contract, and (k) other provisions customary for an employment contract.

Each of the executive officers, other than the Chief Executive Officer, has signed the general form of amendment and had previously signed the general form of employment agreement.  Material differences among those agreements, such as salary, bonus, and severance, are described below:

Name	Base Salary(1)	Bonus(2)		Severance(3)
David Durham(4)	$325,000	60	%(5)	12 months
Chad A. Thorpe	$210,000	40%		12 months
John J. Damian	$225,000	33%		12 months
Susan Morse	$232,500	40%		12 months

Notes:

(1) Base salary is stated on a per annum basis and represents each named executive officer’s current base salary as of December 31, 2009.

(2) “Bonus” denotes potential bonus amount, expressed as a percent of base salary, in the event of 100% target attainment. Actual amount of bonus, if any, may be more or less than this amount depending on actual performance.

(3) “Severance” denotes the amount of severance payment expressed as months of base salary and months used to calculate the prorated bonus, as well as the period of time following termination of employment in which the non-competition and non-solicitation covenants remain in effect. In addition, for up to the same number of months, we will continue to pay a portion of the executive’s monthly health insurance premiums under COBRA equal to our monthly contribution towards the executive’s health insurance prior to termination of employment.

(4) Mr. Durham’s employment contract also provided for grants of restricted stock and stock options pursuant to separate agreements.  As with grants of stock options to the other executive officers named above, the grant to Mr. Durham was made pursuant to the terms of the StarTek, Inc. Stock Option Plan, as amended, using the form of agreement approved by the Compensation Committee to be used for such grants.

(5)  Mr. Durham’s employment contract also included a one-time, lump-sum signing bonus of $64,000 and further provided that for 2007, Mr. Durham would be entitled to a guaranteed minimum bonus of $64,000.

Prior to the current form of employment agreements, as amended, certain of these executive officers had employment contracts that differed from the general form of agreement.  As compared to those prior agreements, the current form of agreement made severance provisions more uniform and added obligations for the executive officer not to compete with us following termination of employment.

A. Emmet Stephenson, Jr.

In 2006, we entered into a verbal agreement with A. Emmet Stephenson, Jr. under which Mr. Stephenson was an employee of our StarTek Holdings subsidiary.  Mr. Stephenson was paid $32,757 in 2009 for managing our StarTek Holdings subsidiary.  This agreement terminated on August 31, 2009.

Potential Payments Upon Termination or Change in Control

A summary of the potential payments that each of our named executive officers would have received upon involuntary termination for other than “cause” (as described in each respective named executive officer’s employment agreement summary, above) and upon a termination related to change in control, assuming that each triggering event occurred on December 31, 2009, follows:

	Involuntary termination for other than “cause,” whether or not related to a change in control					Change in Control
	Continuation of Salary	Lump Sum Payment	Non-Equity Incentive Plan Compensation/ Bonus ($) (d)	Perquisites ($) (a)	Total ($)	Acceleration of Equity Awards ($) (b)
A. Laurence Jones (c)	927,000	927,000	270,458	11,442	2,135,900	196,435
David G. Durham (c)	325,000	195,000	163,640	5,296	688,936	85,750
Chad A. Thorpe	210,000	84,000	61,156	5,296	360,452	107,889
John J. Damian (d)	225,000	75,000	11,080	2,553	328,633	30,750
Susan L. Morse	232,500	93,000	78,043	4,266	407,809	58,930

(a)                   The perquisites relate to reimbursement of health insurance premiums.

(b)                   Upon a change in control, the StarTek, Inc. Stock Option Plan, as amended (the “Option Plan”), would terminate and all options then outstanding under the Option Plan would become immediately vested and exercisable in full. Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination. Any option not exercised by the effective date of termination of the Option Plan terminates on such date. Unvested restricted shares do not accelerate upon a change in control. In May 2008, the StarTek, Inc. 2008 Equity Incentive Plan (the “2008 EIP”) replaced the Option Plan. Although no awards have been made under the Option Plan since then, options previously granted under the Option Plan remain outstanding. The 2008 EIP was described in the Proxy Statement that was filed with the Securities and Exchange Commission on March 20, 2008. Unless otherwise provided in an award agreement, if a change in control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change in control. If, in connection with a change in control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months. The table above shows the value as of December 31, 2009, of the acceleration of equity awards upon a change in control.

(c)                   Mr. Jones and Mr. Durham receive the same potential payments for termination for “good reason” as they would receive for involuntary termination for other than “cause.”The terms “cause” and “good reason” are defined in their respective employment agreements (see below).

(d)                   Mr. Damian’s employment with StarTek, Inc. commenced in June 2009. Under his employment agreement, he is not entitled to receive the above listed payments upon termination until May 1, 2010.  If his employment ends for any reason prior to May 1, 2010, he is not contractually entitled to receive any severance payment.  See below for a more detailed description of Mr. Damian’s severance terms.

A. Laurence Jones.

Mr. Jones’ employment with us can be terminated at any time for any reason by us or Mr. Jones.  However, if Mr. Jones’ employment is terminated without cause, or if Mr. Jones resigns with good reason, he will be entitled to receive the equivalent of twenty-four (24) months of his then current annual base salary, a lump sum payment equal to 200% of his then current annual base salary plus an annual bonus for the year during which termination occurs, pro-rated for time and performance, and he will receive continued health care benefits for 24 months following his termination.  “Cause” and “good reason” are defined in his employment agreement and summarized here:

In general, “cause” includes:

(a)         fraud or dishonesty with respect to us;

(b)        conviction of a felony or crime involving moral turpitude, deceit, dishonesty, or fraud;

(c)         gross negligence, willful misconduct, or intentional insubordination;

(d)        material breach by him of any agreement with us that is not cured within 30 days; or

(e)         his failure, on or after January 5, 2009, to own at least (i) 30,000 shares of our common stock or (ii) shares having a total market value of at least $300,000.

In general, “good reason” includes:

(a)         assignment of duties to him that are substantially inconsistent with his role as our chief executive officer;

(b)        reduction of his base salary, except as part of across-the-board reductions of all of our executive officers;

(c)         being required by us to relocate his primary residence more than 35 miles from Boulder, Colorado; or

(d)        material breach by us of any agreement with him that is not cured within 30 days.

We are required to make such payments only if Mr. Jones is in material compliance with his employment agreement, he resigns from all positions with us, he completes any transition duties and he signs a release of claims in favor of us.  Among other things, we can terminate Mr. Jones for cause if he failed to own, on or after January 5, 2009, at least 30,000 shares of our common stock or shares of our common stock having a market value of at least $300,000.  The Compensation Committee determined that Mr. Jones had substantially complied with this requirement by January 5, 2009 and all times since then.  He was fully compliant by September 30, 2009. Mr. Jones must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Jones from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 24 months after his termination.

David G. Durham.

Mr. Durham’s employment with us can be terminated at any time for any reason by us or Mr. Durham. However, if Mr. Durham’s employment is terminated without cause, or if Mr. Durham resigns with good reason, he will be entitled to receive the equivalent of twelve (12) months of his then current annual base salary, a lump sum amount equal to 60% of his then current annual base salary, an annual bonus for the year during which termination occurs, pro-rated for time and performance, and, if Mr. Durham timely elects continuation of health insurance pursuant to COBRA, we will reimburse Mr. Durham for a portion of the cost of his COBRA premiums that is equal to our monthly contribution toward his health benefit premiums as of the date of termination. “Cause” and “good reason” are defined in his employment agreement (See Exhibit 10.21 in our 2007 Form 10-K).  In general, “good reason” includes:

(a)         reduction of his base salary, bonus, or benefits except as part of across-the-board reductions of all of our executive officers;

(b)        assignment of duties that are substantially inconsistent with his position with us and not a reasonable advancement for him; or

(c)         the executive’s principal place of performing services for us being relocated more than 60 miles from its current location.

For a summary of “cause,” see Summary of “Cause” below.  Among other things, we can terminate Mr. Durham for cause if he fails to own, on or after March 10, 2008, at least 5,000 shares of our common stock.  Mr. Durham was in compliance with this requirement as of March 10, 2008 and at all times since then.  Mr. Durham must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Durham from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to 12 months after his termination.

Chad A. Thorpe.

The employment of Mr. Thorpe with us can be terminated at any time for any reason by us or Mr. Thorpe. However, if Mr. Thorpe’s employment is terminated without cause, he will be entitled to receive the equivalent of twelve (12) months of his then current annual base salary, a lump sum amount equal to forty percent (40%) of his then current annual base salary, plus an annual bonus for the year during which termination occurs prorated for time and performance as judged by our Chief Executive Officer.  If Mr. Thorpe timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months, we will reimburse Mr. Thorpe for a portion of the cost of his COBRA premiums that is equal to the our monthly contribution toward her health benefit premiums as of the date of termination. “Cause” is defined in his employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below).  Mr. Thorpe must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Thorpe from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to twelve months after his termination.

John Damian.

The employment of Mr. Damian with us can be terminated at any time for any reason by us or Mr. Damian. If Mr. Damian’s employment is terminated for any reason prior to May 1, 2010, he is not contractually entitled to any severance benefits.  Furthermore, if Mr. Damian’s employment is terminated by us in connection with the enforcement of a non-competition agreement with a former employer at any time between May 1, 2010 and May 1, 2011, he is also not contractually entitled to any severance benefits.  If Mr. Damian’s employment is terminated without cause at any time after May 1, 2010, other than under the limited circumstances described above, he will be entitled to receive the equivalent of twelve (12) months of his then current annual base salary, a lump sum amount equal to forty percent (40%) of his then current annual base salary, plus an annual bonus for the year during which termination occurs prorated for time and performance as judged by our Chief Executive Officer.  If Mr. Damian timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months, we will reimburse Mr. Damian for a portion of the cost of his COBRA premiums that is equal to the our monthly contribution toward her health benefit premiums as of the date of termination. “Cause” is defined in his employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below).  Mr. Damian must comply with covenants in his employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Mr. Damian from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during his employment with us and for a restricted period equal to twelve months after his termination.

Susan L. Morse.

The employment of Ms. Morse with us can be terminated at any time for any reason by us or Ms. Morse. However, if Ms. Morse’s employment is terminated without cause, she will be entitled to receive the equivalent of twelve (12) months of her then current annual base salary, a lump sum amount equal to forty percent (40%) of her then current annual base salary, plus an annual bonus for the year during which termination occurs prorated for time and performance as judged by our Chief Executive Officer.  If Ms. Morse timely elects continuation of health insurance pursuant to COBRA, then for up to twelve (12) months, we will reimburse Ms. Morse for a portion of the cost of her COBRA premiums that is equal to the our monthly contribution toward her health benefit premiums as of the date of termination. “Cause” is defined in her employment agreement (See Exhibit 10.10 in our 2007 Form 10-K and Summary of “Cause” below).  Ms. Morse must comply with covenants in her employment agreement that provide for non-disclosure of our confidential or proprietary information and that prohibit Ms. Morse from competing with us or hiring or soliciting our employees, suppliers and customers, in each case during her employment with us and for a restricted period equal to twelve months after her termination.

Summary of “Cause”

The definition of “cause” appearing in the employment agreements of Mr. Durham, Mr. Thorpe, Mr. Damian and Ms. Morse, is the same.  In general, that definition of “cause” includes:

(a)         incompetence;

(b)        failure or refusal to perform required duties;

(c)         violation of law (other than traffic violations, misdemeanors or similar offenses), court order, regulatory directive, or agreement;

(d)        material breach of the executive’s fiduciary duty to us; or

(e)         dishonorable or disruptive behavior that would be reasonably expected to harm us or bring disrepute to us, our business, or any of our customers, employees or vendors.

Acceleration of Equity Awards upon Change in Control

Certain options granted to each of Ms. Morse, and Messrs. Jones, Durham and Thorpe were granted under the Option Plan.  Upon a change in control, the Option Plan would terminate and all options then outstanding under the Option Plan would become immediately vested and exercisable in full.  Each holder of such an option would receive notice at least five days prior to the effective date of termination of the Option Plan in order to permit such holder to exercise his options prior to the effective date of termination.  Any option not exercised by the effective date of termination of the Option Plan terminates on such date.  Under the terms of the Option Plan, a change in control includes our dissolution or liquidation, or our reorganization, merger or consolidation with one or more corporations where either (a) we are not the surviving corporation, or (b) we are the surviving corporation and our stockholders immediately prior to such transaction do not own at least fifty percent (50%) of our issued and outstanding common stock immediately after such transaction.  A change in control also includes a sale of substantially all of our assets to another entity or the sale of our common stock to another person or entity in one or a series of transactions with the result that such person or entity owns more than fifty percent (50%) of our issued and outstanding common stock immediately after such sale(s).

In 2009, options were granted to each of Ms. Morse, and Messrs. Jones, Durham, Thorpe and Damian under the 2008 EIP.  Unless otherwise provided in an award agreement, if a change in control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change in control. If, in connection with a change in control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months.  Vesting of restricted shares granted to Mr. Jones on January 6, 2007 and to Mr. Durham on September 10, 2007 do not accelerate upon a change in control, as they were not granted pursuant to a plan.

Summary of “Change in Control”

Pursuant to the 2008 EIP, a change in control will generally occur, subject to certain conditions and exceptions set forth in the 2008 EIP, upon:

(a)  an acquisition by any person of beneficial ownership of 30% or more of our then outstanding shares of common stock or the combined voting power of our then outstanding voting securities;

(b)  incumbent members of our board of directors ceasing for any reason to constitute at least a majority of the board;

(c)  our consummation of a reorganization, merger or consolidation with or into another entity, unless our stockholders immediately prior to such transaction own at least a majority of the outstanding shares of common stock and the combined voting power of the outstanding voting securities of the surviving or acquiring entity resulting from the transaction;

(d)  our consummation of the sale or other disposition of all or substantially all of our assets; or

(e)  approval by the stockholders of our complete liquidation or dissolution.

COMPENSATION OF DIRECTORS

The following table sets forth certain information concerning the compensation earned in fiscal year 2009 by our board of directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (a) (b) ($)	Option Awards (a) (b) ($)	Total ($)
Ed Zschau	$67,000	$—	$19,033	$86,033
P. Kay Norton	$49,500	$17,136	$—	$66,636
Albert C. Yates	$49,500	$17,136	$—	$66,636
Harvey A. Wagner	$59,500	$—	$19,033	$78,533

(a)                   The amounts shown in these columns reflect aggregate fair value, related to stock awards and options granted to each director during 2009. This does not reflect amounts paid to or realized by the directors.  See Note 11 to our consolidated financial statements for the year ended December 31, 2009 for information on the assumptions used in accounting for equity awards.

(b)                   On May 4, 2009, each of our directors was granted an annual award of either 3,600 shares of restricted stock or 9,000 stock options. The directors chose which type of award they were granted. The stock options and restricted stock awards vest as to 25% of the shares three months from the date of grant, 25% of the shares six months from the date of grant, 25% of the shares nine months from the date of grant and 25% of the shares twelve months from the date of grant. The grant date fair value of stock options granted during 2009 to non-employee directors was $2.11 per share and the grant date fair value of restricted stock granted during 2009 to non-employee directors was $4.76 per share.

Effective January 1, 2010, non-employee directors receive cash retainers at the rates set forth below, which are earned and paid on a quarterly basis:

$35,000 per annum	Retainer for each non-employee director
$15,000 per annum	Additional retainer for serving as Chairman of the Board
$7,500 per annum	Retainer for each member of the Audit Committee
$7,500 per annum	Additional retainer for serving as Chairman of the Audit Committee
$5,000 per annum	Retainer for each member of the Compensation Committee
$5,000 per annum	Additional retainer for serving as Chairman of the Compensation Committee
$5,000 per annum	Retainer for each member of the Governance and Nominating Committee
$5,000 per annum	Additional retainer for serving as Chairman of the Governance and Nominating Committee

Effective January 1, 2008, for attending a special meeting of our board of directors that the Chairman determines to be required due to an extraordinary event, such as a potential merger or acquisition, internal investigation, or the like, but not with respect to other special meetings of our board, each non-employee director also receives a meeting fee of $1,000.

As of December 31, 2009, our current non-employee directors had the following outstanding equity awards:

Director	Aggregate number of stock options (vested and unvested)	Aggregate number of unvested restricted stock awards
Ed Zschau	36,000	—
P. Kay Norton	15,000	1,800
Albert C. Yates	15,000	1,800
Harvey A. Wagner	18,000	—

CERTAIN TRANSACTIONS

Review, Approval and Ratification of Related Party Transactions

Pursuant to the Audit Committee charter, the Audit Committee of the board of directors reviews periodically, but at least annually, a summary of our transactions with our directors and executive officers and with firms that employ directors, as well as any other material related party transactions, for the purpose of recommending to the disinterested members of the board of directors that the transactions are fair, reasonable and within Company policy and should be ratified and approved.  This list of transactions is compiled via questionnaires that are distributed annually to all our directors and officers and upon initial employment and/or election to the board.  The Audit Committee has adopted a Related Person Transaction Approval Policy, described on page 9, which sets forth guidelines for the review and approval of related party transactions (the “Transaction Guidelines”).  In February 2009, after a competitive auction, assets of our StarTek Holdings subsidiary were purchased by Mr. Emmet Stephenson, who holds approximately 19.7% shares of our common stock, for approximately $7.1 million.  The Audit Committee reviewed and approved this proposed purchase in advance, pursuant to the Transaction Guidelines.

Registration Rights Agreement

We have entered into a registration rights agreement with Mr. Stephenson, a greater than 10% stockholder and former director, Toni E. Stephenson, Mr. Stephenson’s wife, and certain other members of Mr. Stephenson’s family.  The agreement was effective on June 9, 2004 and terminates on the earlier of (i) June 9, 2009, or (ii) when the number of shares registrable for resale under the agreement constitutes less than 10% of our common stock outstanding.  Mr. Stephenson owned 2,914,382 shares, or 19.6%, of our common stock outstanding as of March 1, 2010. Under the registration rights agreement, the holders of one-third or more of the registrable shares, as defined in the registration rights agreement, may demand that we file a registration statement under the Securities Act of 1933 covering some or all of their registrable shares. We are obligated to file no more than two such demand registration statements (unless the number of shares requested to be included in a demand registration has been reduced by more than 15% by an underwriter). The filing of a demand registration statement may be subject to further delay upon the occurrence of other specified events. In addition to these demand registration rights, if we propose to register any of our equity securities under the Securities Act, other than pursuant to registration statements on Forms S-4 or S-8, the holders of registrable securities may require that we include all or a portion of their registrable securities in the registration statement and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities included in the offering. Registration of shares of our common stock pursuant to the rights granted to the holders of registrable securities pursuant to the registration rights agreement, and subsequent sale of such shares under the registration statement, will result in such shares becoming freely tradable without restriction under the Securities Act. In connection with demand registrations, we will bear the expenses related to such registrations to the extent we would be required to incur such expenses within 12 months or obtain substantial benefit from complying with the demand. We will bear the expenses related to registrations we file in which the selling stockholders include registrable securities, except that the selling stockholders will bear their pro-rata portion of the underwriting discounts and commissions applicable to any such registration. The selling stockholders will bear all other fees, costs and expenses of registrations under the registration rights agreement, including underwriting discounts and commissions.

The agreement also provides that, upon the occurrence of a change of control of us by merger, share exchange, stock sale or tender offer, or in the event members of the Stephenson family sell in the aggregate 15% or more of our outstanding common stock in any two year period (subject to certain conditions), no member of the Stephenson family will accept a premium for their shares in such transactions without providing an opportunity to all our other stockholders to sell their shares (or at least the same proportionate interest as the Stephenson family proposes to sell) at the same price; provided that the Stephenson family will be free to sell shares at any time in sales registered under the Securities Act, so long as the applicable members of the Stephenson family are named as selling stockholders in the related prospectus, or in Rule 144 transactions, without restriction under this provision.

Investor Rights Agreement

We have entered into an investor rights agreement with Mr. Stephenson that took effect on June 9, 2004 and terminates if Mr. Stephenson ceases to beneficially own at least 10% of our common stock. The agreement provides that, subject to the board of director’s fiduciary duties under applicable law, we will nominate for election to our board of directors designees named by Mr. Stephenson representing (i) a number of directors equal to one less than a majority of the board if there is an odd number of directors, or two less than a majority if there is an even number of directors, so long as Mr. Stephenson, together with members of his family, beneficially owns 30% or more of our outstanding common stock, or (ii) one director, so long as Mr. Stephenson, together with members of his family, beneficially owns between 10% and 30% of our outstanding common stock. Accordingly, Mr. Stephenson currently has the right to elect one director; however none of the nominees named in Proposal 1 were elected by Mr. Stephenson.  Mr. Stephenson’s nominees under these provisions need not be independent or meet other specific criteria, so long as a majority of the members of our board are independent under the rules of the SEC and the New York Stock Exchange. The agreement also required that we amend Article II, Section 6 of our Bylaws to provide that a holder of 10% or more of our outstanding common stock is entitled to call a special stockholders meeting. The investor rights agreement provides that so long as Mr. Stephenson, together with members of his family, beneficially owns 10% or more of our outstanding common stock, Article II, Section 6 of the Bylaws, as amended, may not be further amended by our board of directors without Mr. Stephenson’s consent.

The rights provided to Mr. Stephenson in the investor rights agreement may not be transferred to any third party other than to Mrs. Stephenson, upon the death or incompetence of Mr. Stephenson and to her estate, upon the subsequent death or incompetence of Mrs. Stephenson. Mr. Stephenson does not have the right to vote shares of stock held by other members of the Stephenson family.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee and the board of directors has appointed Ernst & Young LLP, independent registered public accounting firm, to act as our independent auditors for the year ending December 31, 2010. Ernst & Young LLP has been our auditor since the year ended June 30, 1991, and has advised us that it does not have any direct or indirect financial interest in us or any of our subsidiaries, and has not had any such interest during the past five years. We expect that a representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The aggregate fees for professional services rendered to us by Ernst & Young LLP for the years ended December 31, 2009 and 2008 were as follows:

Audit Fees.  Fees rendered for professional audit services related to our annual financial statements for the years ended December 31, 2009 and 2008 were $363,000 and $388,000, respectively. These amounts include fees associated with the annual audit of our consolidated financial statements and our internal control over financial reporting.  Fees for audit services also include fees for the reviews our Quarterly Reports on Form 10-Q, registration statements filed with the SEC, other SEC filings and consents and a statutory audit in the Philippines.

Audit-Related Fees.  During the years ended December 31, 2009 and 2008, we paid $67,000 and $9,587, respectively, to Ernst & Young LLP for audit-related services. Audit-related services primarily included attest services related to the issuance of a Type II service auditor’s examination in accordance with the AICPA’s Statement on Auditing Standards No. 70, Service Organizations.

Tax Fees.  During the years ended December 31, 2009 and 2008, we paid $3,085 and $6,947, respectively, to Ernst & Young LLP for tax services. Tax fees included fees for tax compliance and consulting services related to our annual federal and state tax returns and Philippine tax returns.

All Other Fees.  During the years ended December 31, 2009 and 2008, there were no other fees billed or incurred.

In accordance with our Audit Committee Charter, the Audit Committee approves in advance any and all services provided by our independent registered public accounting firm, including audit engagement fees and terms, and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in Section 10A(i)(1)(B) of the Exchange Act, as amended), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

The Audit Committee has determined that the non-audit services provided by Ernst & Young LLP were compatible with maintaining the firm’s independence.

The Audit Committee and the board of directors unanimously recommend that our stockholders vote “FOR” ratification and approval of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the board of directors.  Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 with management, which review included a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance.  The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm their independence.  In addition, the Audit Committee has considered the effect that all other fees paid to the independent registered public accounting firm may have on their independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.  The Audit Committee held four meetings during 2009 and took action by unanimous written consent in lieu of a meeting two times.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

By the Audit Committee:
Mr. Harvey A. Wagner, Chairman
Ms. P. Kay Norton
Dr. Ed Zschau

PROPOSAL 3.

APPROVAL OF AMENDMENT TO

THE STARTEK, INC. 2008 EQUITY INCENTIVE PLAN

Introduction

On March 15, 2010, the board of directors approved, subject to stockholder approval, Amendment No. 1 to the StarTek, Inc. 2008 Equity Incentive Plan (the “Incentive Plan Amendment”) and directed that the Incentive Plan Amendment be submitted for approval by our stockholders at our 2010 Annual Meeting of Stockholders.   The Incentive Plan Amendment provides that the number of shares available for award under the 2008 Plan be increased by 800,000 shares.

The StarTek, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) was adopted by the board of directors and approved by the stockholders in May 2008.  As of March 12, 2010, 558,918 shares were available for grant under the 2008 Plan.

The 2008 Plan replaced the StarTek, Inc. Stock Option Plan and StarTek, Inc. Directors’ Stock Option Plan (the “Prior Plans”) in their entirety, and no further awards have been made under the Prior Plans following the approval of the 2008 Plan by the stockholders.

The full text of the Incentive Plan Amendment is set forth in Exhibit A to this proxy statement.  The full text of the 2008 Equity Incentive Plan appeared as Exhibit B to the proxy statement for our 2008 Annual Meeting of Stockholders.  The following summary description is qualified in its entirety by reference to the full text of the 2008 Plan as amended by the Incentive Plan Amendment.

Purpose

The purpose of the 2008 Plan is to attract, motivate and retain the best available personnel and align their interests with those of our stockholders, thereby promoting our long-term success and increases in stockholder value.

Administration

The 2008 Plan will be administered by the Compensation Committee of our board of directors (the “Committee”). The Committee has the authority to determine to whom awards will be granted, the timing, type and amount of any award and other terms and conditions of awards. Subject to certain requirements, the Committee may cancel or suspend an award, accelerate vesting or extend the exercise period of an award, or otherwise amend the terms and conditions of any outstanding award. No action of any kind may be taken, however, to decrease the exercise price of any stock option or stock appreciation right without stockholder approval. The Committee may establish, amend or rescind rules in order to administer the 2008 Plan. The Committee may delegate its authority under the 2008 Plan to one or more of our non-employee directors or executive officers with respect to the determination and administration of awards for participants who are not considered officers, directors or 10% stockholders under applicable federal securities laws.

The 2008 Plan provides that members of the Committee must be “outside directors” for purposes of Section 162(m), as well as “independent directors” within the meaning of the rules and regulations of the New York Stock Exchange, and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

Eligibility

Any employee, non-employee director, consultant or advisor who is a natural person and who provides services to our company, or to a parent or subsidiary corporation of our company, is eligible to participate in the 2008 Plan. Individuals who our company desires to induce to become employees, non-employee directors, consultants or advisors are also eligible to participate, as long as the grant is contingent upon the individual becoming an employee, non-employee director, consultant or advisor. Only employees are eligible for grants of Incentive Stock Options (as defined below).

Number of Shares Available for Issuance

A total of 900,000 shares of our common stock were authorized for grant under the 2008 Plan, plus any shares remaining available for grant under the Prior Plans on the date the stockholders approve the 2008 Plan shall also become available under the 2008 Plan. The total number of shares available for issuance is subject to adjustment in connection with certain changes in capitalization, and may be increased under circumstances described in the following paragraph. As of February 29, 2008, a total of 260,303 shares were available for grant under the Prior Plans. These 260,303 shares constituted the then remaining balance of the aggregate total of 2,740,000 shares that had been authorized previously for grant under the Prior Plans, after deducting 867,220 shares that had been issued upon exercise of options and 1,612,477 shares that were still subject to outstanding options.   If the Incentive Plan Amendment is approved by the stockholders, an additional 800,000 shares will be available for award under the 2008 Plan.

The number of shares available for issuance under the 2008 Plan will be increased to the extent that an award under the 2008 Plan or an award that was outstanding under the Prior Plans on the date the stockholders originally approved the 2008 Plan is forfeited, expires, is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award. This would include, for example, the settlement of a stock appreciation right for a number of shares that is less than the total number of shares subject to the stock appreciation right. Similarly, the number of shares available for issuance under the 2008 Plan will be increased to the extent that shares of our common stock are delivered or withheld to pay an exercise price or satisfy a tax withholding obligation in connection with an award under the 2008 Plan or an award that was outstanding under the Prior Plans on the date the stockholders originally approved the 2008 Plan.

All of the shares authorized for grant may be granted as Incentive Stock Options. The aggregate number of shares subject to options and/or stock appreciation rights that may be granted during any calendar year to any participant cannot exceed 750,000. If the number of shares subject to an award is variable at the grant date, or if two or more types of awards are granted in tandem such that the exercise of one type cancels at least an equal number of shares of the other, the maximum number of shares that could be received will be counted against the limit prior to the settlement of an award. If we grant awards under the 2008 Plan in substitution for, or in connection with the assumption of, existing awards issued by a company that we acquire, the shares subject to those awards will not be counted against the share limits established under the 2008 Plan. In addition, if a company we acquire has shares remaining available for issuance under a pre-existing stockholder-approved plan, the number of those shares (adjusted as necessary to reflect valuation or exchange ratios in connection with the acquisition) may be used to make awards under the 2008 Plan to individuals who were not our employees or directors prior to the acquisition.

General Terms of Awards

Award Agreements. Except for awards that involve only the immediate issuance of unrestricted and fully vested shares, each award will be evidenced by an agreement setting forth the number of shares subject to the award, along with other terms and conditions as determined by the Committee.

Vesting and Term. Each agreement will set forth the period until the award is scheduled to expire, which will not be more than ten years from the grant date, and the performance period. The Committee may determine the vesting conditions of awards; however, subject to certain exceptions, an award that is not subject to the satisfaction of performance measures may not fully vest or become fully exercisable earlier than three years from the grant date, and the performance period for an award subject to performance measures may not be shorter than one year.

Transferability. Awards may not be sold, assigned, transferred, exchange or encumbered, other than by will or the laws of descent and distribution. The Committee may provide that an award is transferable by gift to certain family members. Each participant may designate a beneficiary to exercise any award or receive payment under any award payable on or after the participant’s death.

Termination of Service. Upon termination of service for cause, all unexercised options and stock appreciation rights and all unvested portions of any other outstanding awards will immediately be forfeited without consideration. Upon termination of service for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination of service for any reason other than cause, death or disability, the currently vested and exercisable portions of awards may be exercised within three months of the date of termination. Upon termination of service due to death or disability, the currently vested and exercisable portions of awards may be exercised within six months of termination. All of the foregoing provisions may be changed if expressly provided for in an individual award agreement.

Types of Awards

The types of awards that may be granted under the 2008 Plan include restricted stock awards, restricted stock unit awards, stock option awards, stock appreciation rights and performance units. The Committee also has the discretion to grant other types of awards, as long as they are consistent with the terms and purposes of the 2008 Plan. In addition to the general terms of all the awards, as described above, the basic characteristics of the awards that may be granted under the 2008 Plan are as follows:

Restricted Stock Awards. Restricted stock awards are subject to vesting conditions and other restrictions as determined by the Committee. Unvested shares of restricted stock are subject to transfer restrictions, and book entries or stock certificates evidencing the shares will bear a restrictive legend to that effect until such shares have vested. Participants who receive restricted stock awards are entitled to all the other rights of a stockholder, including the right to receive dividends and the right to vote the shares of restricted stock, unless otherwise provided in the applicable award agreement.

Restricted Stock Units. Restricted stock unit awards are subject to vesting conditions and other restrictions as determined by the Committee. After a restricted stock unit award vests, payment will be made to the participant in the form of cash, shares or a combination of cash and shares as determined by the Committee, and within the time period after vesting as will qualify the payment for the “short-term deferral” exemption from Section 409A of the Internal Revenue Code (“Section 409A”).

Stock Option Awards. The agreement pursuant to which a stock option is granted will specify whether it is an Incentive Stock Option or a Non-Statutory Stock Option. Non-Statutory Stock Options are all stock option awards that do not meet the requirements of Incentive Stock Options, as described below. The exercise price will be determined by the Committee and may not be less than the fair market value of a share of common stock on the grant date. The exercise price is payable in full at the time of exercise and may be paid in cash and/or, if permitted by the Committee, by withholding shares issuable upon exercise or delivery of shares already owned by the participant. Each option is exercisable in whole or in part on the terms provided in the agreement, but in no event will an option be exercisable after its scheduled expiration.

An option will be considered an Incentive Stock Option only if (i) the participant receiving the award is an employee, (ii) it is designated as an Incentive Stock Option in the agreement, and (iii) the aggregate fair market value of the shares subject to Incentive Stock Options held by the participant which first become exercisable in any calendar year does not exceed $100,000. A participant may not receive an Incentive Stock Option under the 2008 Plan if, immediately after the grant of the award, the participant would own shares with more than 10% of the total combined voting power of all classes of stock of the company or a parent or subsidiary corporation of the company, subject to certain exceptions.

Stock Appreciation Rights. An award of a stock appreciation right entitles the participant to receive, upon exercise of the award, all or a portion of the excess of (i) the fair market value of a specified number of shares as of the date of exercise over (ii) a specified exercise price that will not be less than 100% of the fair market value of the shares on the grant date. Each stock appreciation right is exercisable in whole or in part on the terms provided in the agreement, but in no event will a stock appreciation right be exercisable after its scheduled expiration. Upon exercise, payment may be made to the participant in the form of cash, shares or a combination of cash and shares, as determined by the Committee. The agreement may provide for a limitation upon the amount or percentage of total appreciation on which payment may be made upon exercise.

Performance Units. An award of performance units entitles the participant to future payments of cash, shares or a combination of cash and shares, as specified by the Committee in the award agreement, based upon the achievement of a specified level of one or more performance measures over the course of a performance period. The agreement will specify the nature and requisite level of achievement for each performance measure, the length of the performance period, and may provide that a portion of the award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the award. Payment of any performance unit award will be made within the time period after vesting that will qualify the payment for the “short term deferral” exemption from Section 409A. The agreement may permit the acceleration of the performance period and an adjustment of performance measures and payments with respect to some or all of the performance units upon the occurrence of certain events. The agreement may also provide for a limitation on the value of an award of performance units that a participant may receive.

Effect of a Change in Control

Unless otherwise provided in an award agreement, if a change in control, generally involving a merger or consolidation of our company or a sale of substantially all of our company’s assets, occurs, then each outstanding award that is not yet fully exercisable or vested will immediately become exercisable or vested with respect to 50% of the shares that were unexercisable or unvested immediately before the change in control. If, in connection with a change in control, the awards were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months.

Corporate Transactions

In the event of certain corporate transactions, as defined under the 2008 Plan, the Committee may protect outstanding stock options and stock appreciation rights by providing for the substitution of awards issued by the surviving corporation, or the Committee may provide written notice prior to the occurrence of the transaction that each outstanding stock option or stock appreciation right will be cancelled at the time of, or immediately prior to the occurrence of, the corporate transaction in exchange for payment within 20 days of the transaction. The amount of the payment would equal the “spread” between an award’s exercise price and the fair market value of the underlying shares at the time of the transaction. In the case of cancellation, outstanding awards will immediately become exercisable in full during the period between the provision of written notice and the time of cancellation.

Performance-Based Compensation

If the Committee determines that an award, other than an option or stock appreciation right award, is granted to a participant who is an executive officer and is, or is likely to be, a “covered employee” for purposes of Section 162(m), then the lapsing of restrictions on the award and the distribution of cash, shares or other property pursuant to the award may be made subject to the achievement of one or more performance measures, as described below. When establishing performance measures for a performance period, the Committee may exclude amounts or charges relating to an event or occurrence that the Committee determines, consistent with the requirements of Section 162(m), should appropriately be excluded. The Committee may also adjust performance measures for a performance period to the extent permitted by Section 162(m) to prevent the dilution or enlargement of a participant’s rights with respect to performance-based compensation. The Committee will determine any amount payable in connection with such an award consistent with the requirements of Section 162(m), and may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an award. Subject to adjustment in the event of certain changes in capitalization, no participant may be granted performance-based compensation in any calendar year with respect to more than 300,000 shares, for awards denominated in shares, and the maximum dollar value payable to any participant in any 12 month period with respect to performance-based compensation denominated in cash is $2,000,000.

With respect to recipients who are “covered employees” under Section 162(m), the performance measures are set by the Committee at the start of each performance period and are based on one or a combination of two or more of the following performance criteria: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and improvement in or attainment of working capital levels. Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance.

Duration, Amendment and Termination

The 2008 Plan will remain in effect until all shares subject to it are distributed, all awards have expired or terminated, the 2008 Plan is terminated, or May 5, 2018, whichever occurs first. The board of directors may at any time terminate, suspend or amend the 2008 Plan. The Company shall submit any amendment of the 2008 Plan to its stockholders for approval if the rules of the principal securities exchange on which the shares are then listed or other applicable laws or regulations require stockholder approval of such an amendment. No termination, suspension or amendment of the 2008 Plan or any agreement under the 2008 Plan may materially or adversely affect any right acquired by any participant under an award granted before the date of termination, suspension or amendment, unless otherwise agreed to by the participant in the agreement or otherwise, or required by law.

Federal Tax Considerations

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the 2008 Plan.

Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the 2008 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-Qualified Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 2008 Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Stock Appreciation Rights and Performance Units. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.

Restricted and Unrestricted Stock; Restricted Stock Units. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

A recipient will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.

Withholding. The 2008 Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the compensation committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

Vote Required and Board Recommendation

Under the rules of the New York Stock Exchange, approval of the Incentive Plan Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting, and at least a majority of the shares of common stock outstanding must vote on this matter.

The board unanimously recommends that the stockholders vote “for” the approval of the Incentive Plan Amendment to increase the number of shares of common stock available for award thereunder by 800,000 shares.

PROPOSAL 4

APPROVAL OF AMENDMENT TO

THE STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN

Introduction

On March 15, 2010, the board of directors approved, subject to stockholder approval, Amendment No. 1 to the StarTek, Inc. 2008 Employee Stock Purchase Plan (the “Purchase Plan Amendment”) and directed that the Purchase Plan Amendment be submitted for approval by our stockholders at our 2010 Annual Meeting of Stockholders.   The Purchase Plan Amendment provides that the number of shares available for purchase under the Employee Stock Purchase Plan be increased by 100,000 shares.

The StarTek, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the board of directors and approved by the stockholders in May 2008.  As of March 12, 2010, 102,634 shares remained available for purchase under the 2008 Plan.

The full text of the Purchase Plan Amendment is set forth in Exhibit B to this proxy statement.  The full text of the Purchase Plan appeared as Exhibit A to the proxy statement for our 2008 Annual Meeting of Stockholders.  The following summary description is qualified in its entirety by reference to the full text of the Purchase Plan, as amended by the Purchase Plan Amendment.

Purpose

The purpose of the Purchase Plan is to provide the employees of our company and our subsidiaries with an opportunity to acquire an equity interest in our company through the purchase of our common stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”), and is interpreted and administered in a manner consistent with such intent.

Administration

The Purchase Plan is administered by the Compensation Committee of our board of directors (the “Committee”). The Committee is authorized to make any uniform rules that may be necessary to carry out the provisions of the Purchase Plan. Subject to the terms of the Purchase Plan, the Committee shall determine the term of each purchase period and the manner for determining the purchase price of shares to be sold during the purchase period. The Committee is also authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and all such determinations are conclusive and binding on all parties.

Eligibility and Number of Shares

A total of 200,000 shares of our common stock was authorized and available for purchase under the Purchase Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of common stock by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions. ..   If the Purchase Plan Amendment is approved by the stockholders, an additional 100,000 shares will be available for purchase under the Purchase Plan.

Any of our employees, and any employees of a parent or subsidiary corporation of our company who is approved for participation by our board of directors, who have been employed for at least six months prior to the start of a Purchase Period (as defined below) and whose customary employment is at least 20 hours per week, are eligible to participate in the Purchase Plan. A “Purchase Period” is each calendar quarter, or such other period of time as may be designated by the Committee.

Any eligible employee may elect to become a participant in the Purchase Plan for any Purchase Period by filing an enrollment form with us before the first day of the Purchase Period. The enrollment form will be effective as of the first day of the next succeeding Purchase Period following receipt by us of the enrollment form and will continue to be effective until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

No employee may participate in the Purchase Plan if the employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

As of March 15, 2010, we had approximately 5,500 employees who would be eligible to participate in the Purchase Plan.

Participation

An eligible employee who elects to participate in the Purchase Plan authorizes us to make payroll deductions of a specified amount of the employee’s compensation. The minimum and maximum amounts that may be withheld during a pay period are 1% and 10%, respectively, of the employee’s gross cash compensation. A participant may increase or decrease the amount of his or her payroll deductions, or discontinue deductions entirely. A participant may also elect to withdraw from the Purchase Plan during any Purchase Period, in which event the entire balance of his or her payroll deductions during the Purchase Period will be paid to the participant in cash within 15 days after our receipt of notice of the withdrawal. A participant who stops payroll deductions during a Purchase Period may not thereafter resume payroll deductions during the same Purchase Period, and any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Purchase Period.

We hold withheld amounts under the Purchase Plan as part of our general assets until the end of the Purchase Period and then apply such amounts to the purchase of common stock. No interest is credited or paid to a participant for amounts withheld.

Purchase of Stock

Amounts withheld for a participant in the Purchase Plan are used to purchase our common stock as of the last day of the Purchase Period at a price established from time to time by the Committee, which shall be no less than the lesser of: (a) 85% of the Fair Market Value (as defined in the Purchase Plan) of a share of common stock on the first day of the Purchase Period; or (b) 85% of the Fair Market Value of a share of common stock on the last day of the Purchase Period. All amounts so withheld are used to purchase whole shares of common stock, unless the participant has properly notified us that he or she elects to withdraw in cash all of such withheld amounts. Any amount that is not used to purchase shares, including any amount that is insufficient to purchase a whole share of common stock, will be refunded to the participant in cash within 15 days after the end of the Purchase Period.

If purchases by all participants would exceed the number of shares of common stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of the available shares of common stock. Any withheld amount not used to purchase shares of common stock will be refunded to the participant in cash.

Shares of our common stock acquired by participants under the Purchase Plan will be held in a general securities brokerage account maintained for the benefit of all participants with an agent selected by us. A participant may request that certificates for the number of shares of common stock purchased by the participant and credited to his or her account be issued and delivered to him or her.

No more than $25,000 in Fair Market Value of shares of common stock may be purchased by any participant under the Purchase Plan and all other employee stock purchase plans we sponsor in any calendar year.

Death, Disability, Retirement or Other Termination of Employment

If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld under the Purchase Plan and not used to purchase shares will be refunded in cash to the participant within 15 days.

Rights Not Transferable

The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

Amendment or Modification

Our board of directors may at any time amend the Purchase Plan in any respect that will not adversely affect the rights of participants pursuant to shares of common stock previously acquired under the Purchase Plan, provided that approval by our stockholders is required to: (a) increase the number of shares of common stock to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares or similar transactions), (b) decrease the minimum purchase price, (c) withdraw the administration of the Purchase Plan from the Committee, or (d) change the definition of employees eligible to participate in the Purchase Plan.

Termination

All rights of participants under the Purchase Plan will terminate at the earlier of: (a) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares of common stock remaining available for purchase; or (b) at any time, at the discretion of our board of directors, upon at least 30 days notice to the participants. Upon termination or suspension of the Purchase Plan, shares of common stock shall be purchased for participants and cash will be refunded as if the Purchase Plan was terminated at the end of a Purchase Period.

Federal Tax Considerations

Payroll deductions under the Purchase Plan are made after taxes. Participants do not recognize any additional income as a result of participation in the Purchase Plan until the disposal of shares of common stock acquired under the Purchase Plan or the death of the participant. Participants who hold their shares of common stock for more than eighteen months or die while holding their shares of common stock will recognize ordinary income in the year of disposition or death equal to the lesser of: (a) the excess of the fair market value of the shares of common stock on the date of disposition or death over the purchase price paid by the participant; or (b) the excess of the fair market value of the shares of common stock on the first day of the Purchase Period as of which the shares were purchased over the purchase price. If the eighteen month holding period has been satisfied when the participant sells the shares of common stock or if the participant dies while holding the shares of common stock, we will not be entitled to any deduction in connection with the disposition of such shares by the participant.

Participants who dispose of their shares of common stock within eighteen months after the shares of common stock were purchased will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares of common stock on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, we generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

Participants will have a basis in their shares of common stock equal to the purchase price of their shares of common stock plus any amount that must be treated as ordinary income at the time of disposition of the shares of common stock, as explained above. Any additional gain or loss realized on the disposition of shares of common stock acquired under the Purchase Plan will be capital gain or loss.

Vote Required and Board Recommendation

Under the rules of the New York Stock Exchange, approval of the Purchase Plan Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented in person or by proxy at the Annual Meeting, and at least a majority of the shares of common stock outstanding must vote on this matter.

The board unanimously recommends that the stockholders vote “for” the approval of the Purchase Plan Amendment to increase the number of shares available for purchase under the Purchase Plan by 100,000.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2009, about our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,140,728	$8.93	692,953
Equity compensation plans not approved by stockholders	—	—	—
Total	2,140,728	$8.93	692,953

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2011 Annual Meeting of Stockholders must be received at our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, Attention of the Secretary, no later than the close of business on November 18, 2010, for inclusion in our proxy statement relating to the 2011 Annual Meeting.  Under our By-laws, the Secretary must receive notice at our executive offices between February 2, 2011 and March 4, 2011 of any matters to be proposed by a stockholder at the 2011 Annual Meeting in order for such matters to be properly considered at the meeting.  However, if the date of the 2011 Annual Meeting is a date that is more than 30 days before or more than 60 days after May 3, 2011, the anniversary date of the 2010 Annual Meeting, notice by the stockholder of a proposal must be received not earlier than the close of business on the 90th day prior to the 2011 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2011 Annual Meeting or the 10th day following the day on which public announcement of the 2011 Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Our board of directors believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the board. Accordingly, stockholders and other interested parties desiring to send a communication to the board of directors, or to a specific director, may do so by sending a letter to our executive offices at 44 Cook Street, 4th Floor, Denver, Colorado 80206, attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the board of directors or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors.  Letters directed to our “independent directors” or “outside directors” will be delivered to Dr. Zschau, our Chairman and lead independent director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe that Insiders have timely filed all Section 16(a) reports during the 2009 fiscal year with the exception of a grant of 3,600 shares of restricted stock to Albert C. Yates, Director, a grant of 9,000 options to Ed Zschau, Director, a grant of 9,000 options to Harvey Wagner, Director, and a grant of 3,600 shares of restricted stock to P. Kay Norton, Director, filings for which were delayed due to an administrative error by the company.  Form 4s were subsequently filed with respect to these restricted stock and option grants.

MISCELLANEOUS

Our Annual Report to Stockholders for the year ended December 31, 2009, will be made available with this Proxy Statement to stockholders of record as of March 4, 2010.  The Annual Report to Stockholders for the year ended December 31, 2009, does not constitute a part of the proxy soliciting materials.

Our board of directors and management team are not aware of any other business that may come before the Annual Meeting.  However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By order of the board of directors

A. Laurence Jones
President and Chief Executive Officer

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including consolidated financial statements, required to be filed with the SEC pursuant to Rule 13a-1 of the Exchange Act, as well as our Forms 10-Q and other SEC filings will be furnished, excluding exhibits, without charge, to any stockholder upon written request.  A copy may be requested by writing to the Director of SEC Reporting, StarTek, Inc., 44 Cook Street, 4th Floor, Denver, Colorado 80206.  Our Annual Report on Form 10-K as well as our Forms 10-Q and other SEC filings can also be obtained over the Internet through the “Investor Relations” section of our web site.  Our Internet address is http://www.startek.com.  We also make the charters for the compensation committee, audit committee and governance and nominating committee of our board of directors, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, available on the “Investor Relations” page of our web site.  Any of these materials are available in print upon request.  Additionally, the Annual Report on Form 10-K and other information we file with the SEC can be inspected at and obtained from the SEC at prescribed rates at public reference facilities maintained by the SEC at Room 1024, 100 F St., NE, Washington, D.C. 20549.  The SEC maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding us that has been filed electronically with the SEC.

EXHIBIT A

AMENDMENT NO. 1

TO THE

STARTEK, INC. 2008 EQUITY INCENTIVE PLAN

The StarTek, Inc. 2008 Equity Incentive Plan (the “Plan”) is hereby amended (the “Amendment”) as set forth below, such Amendment to be effective upon approval by the Company’s stockholders:

1.             The first sentence of Section 4(a) is hereby deleted and replaced with the following sentence:

“Subject to Section 4(b) and to adjustment as provided in Section 18, a total of 1,700,000 shares shall be authorized for grant under the Plan, plus any Shares remaining available to future grants under the Prior Plans on the effective date of this Plan.”

The remainder of Section 4(a) shall not be amended.

2.             Capitalized terms as used in this Amendment and not otherwise defined in this Amendment, shall have the meanings assigned to them in the Plan.  The Plan shall otherwise be unchanged by this Amendment.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

EXHIBIT B

AMENDMENT NO. 1

TO THE

STARTEK, INC. EMPLOYEE STOCK PURCHASE PLAN

The StarTek, Inc. Employee Stock Purchase Plan (the “Plan”) is hereby amended (the “Amendment”) as set forth below, such Amendment to be effective upon approval by the Company’s stockholders:

1.             The first sentence of Section 3 is hereby deleted and replaced with the following sentence:

“Shares of Common Stock may be sold to Eligible Employees pursuant to this Plan as hereinafter provided, but not more than 300,000 shares of Common Stock (subject to adjustment as provided in Section 14) shall be sold to Eligible Employees pursuant to this Plan.”

The remainder of Section 3 shall not be amended.

2.             Capitalized terms as used in this Amendment and not otherwise defined in this Amendment, shall have the meanings assigned to them in the Plan.  The Plan shall otherwise be unchanged by this Amendment.  This Amendment will be governed by and construed in accordance with the laws of the State of Delaware.

STARTEK, INC.

ATTN: JULIE PIERCE

44 COOK STREET, 4TH FOOR

DENVER, CO  80206

Investor   Address Line 1

Investor   Address Line 2

Investor   Address Line 3

Investor   Address Line 4

Investor   Address Line 5

John Sample

1234  ANYWHERE  STREET

ANY  CITY,  ON   A1A 1A1

1	OF	2
1
1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON

THE COMPANY NAME INC. - CLASS  A

THE COMPANY NAME INC. - CLASS  B

THE COMPANY NAME INC. - CLASS  C

THE COMPANY NAME INC. - CLASS  D

THE COMPANY NAME INC. - CLASS  E

THE COMPANY NAME INC. - CLASS  F

THE COMPANY NAME INC. - 401 K

CONTROL #      000000000000

SHARES	123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All
	All	All	Except
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1. Election of Directors
Nominees

01 Ed Zschau

02  P. Kay Norton

03  Albert C. Yates

04  Harvey A. Wagner

05  A. Laurence Jones

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐

3	To approve an amendment to our 2008 Equity Incentive Plan to increase the maximum number of shares available for award under the plan by 800,000 shares of our common stock.	☐	☐	☐

4	To approve an amendment to our Employee Stock Purchase plan to increase the maximum number of shares available for purchase under the plan by 100,000 shares of our common stock.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Investor   Address Line 1

Investor   Address Line 2

Investor   Address Line 3

Investor   Address Line 4

Investor   Address Line 5

John  Sample

1234 ANYWHERE  STREET

ANY  CITY,  ON      A1A   1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)	Date

SHARES

CUSIP #

SEQUENCE  #

02   0000000000

0000052866_1       R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

STARTEK, INC.

Annual Meeting of Stockholders

May 3, 2010 8:00 AM

This proxy is solicited by the Board of Directors

This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2010 Annual Meeting of Stockholders.  The undersigned stockholder of StarTek, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Ed Zschau or A. Laurence Jones, and each of them, his attorney-in-fact and proxies (with full power of substitution in each), and authorizes each of them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 3, 2010, at the offices of the Company at 8:00 a.m., and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated on the reverse side on proposals 1, 2, 3 and 4 and in their discretion on all other matters coming before the meeting.

This proxy, when properly executed, will be voted in the manner directed by the stockholder, but if no direction is made, this proxy will vote FOR proposals 1, 2, 3 and 4.

Properly executed proxies will be voted in the direction of the proxy holder with regard to any other matter that properly comes before the meeting.

Continued and to be signed on reverse side

0000052866_2       R2.09.05.010